Filed pursuant to Rule 424(b)(5)
Registration Statement No. 333-205234

The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion
Preliminary Prospectus Supplement dated October 3, 2017
P R O S P E C T U S S U P P L E M E N T
(To prospectus dated July 28, 2015)
$50,000,000
Common Stock
We are offering $50,000,000 of shares of our common stock.

Our common stock is listed on The NASDAQ Global Market under the symbol "NLNK." On October 2, 2017, the last reported sale price of our common stock on The NASDAQ Global Market was $10.39 per share.

Investing in the common stock involves risks that are described in the "Risk Factors" section beginning on page S-6 of this prospectus supplement.

		Per Share	Total
	Public offering price	$	$
	Underwriting discount(1)	$	$
	Proceeds, before expenses, to us	$	$

(1)	See the "Underwriting" section for additional disclosure regarding underwriting discounts, commissions and estimated offering expenses.
The underwriters may also exercise their option to purchase up to an additional $7,500,000 of shares of our common stock from us, at the public offering price, less the underwriting discount, for 30 days after the date of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The shares will be ready for delivery on or about , 2017.
_________________
Joint Book-Running Managers

BofA Merrill Lynch		Stifel
Co-Manager
Baird
_________________
The date of this prospectus supplement is , 2017.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus dated July 28, 2015, including the documents incorporated by reference, provides more general information about our common stock. Generally, when we refer to the prospectus, we are referring to this prospectus supplement and the accompanying prospectus combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the Securities and Exchange Commission, or SEC, before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date--for example, a document incorporated by reference in the accompanying prospectus--the statement in the document having the later date modifies or supersedes the earlier statement.
Neither we nor the underwriters have authorized anyone to provide any information or make any representations other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus that we have authorized for use in connection with this offering. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus prepared by or on behalf of us or to which we have referred you, is accurate only as of the dates of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus prepared by or on behalf of us or to which we have referred you, in their entirety before making an investment decision. You should also read and consider the information in the documents we have referred you to in the sections of this prospectus supplement titled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
Unless otherwise mentioned or unless the context indicates otherwise, all references in this prospectus and the accompanying prospectus to “NewLink,” “we,” “our,” “ours,” “us” and the “company,” or similar references mean NewLink Genetics Corporation and its consolidated subsidiaries.
NewLink Genetics® and HyperAcute® and our logo are some of our trademarks used in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering. These documents also include trademarks, tradenames, and service marks that are the property of other organizations. Solely for convenience, our trademarks and tradenames referred to in these documents appear without the TM or ® symbol, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the right of the applicable licensor, to these trademarks and tradenames.
Certain industry data and market data included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference, were obtained from independent third-party surveys, market research, publicly available information, reports of governmental agencies and industry publications and surveys. Our management’s estimates presented in this prospectus are based upon management’s review of independent third party surveys and industry publications prepared by a number of sources and other publicly available information. The market data used in this prospectus involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of important factors, including those described in “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.
You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding the purchase of the common stock. Neither we nor the underwriters are making any representation to you regarding the legality of an investment in the common stock by you under applicable investment or similar laws.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights and includes certain basic information about us, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all of the information that you should consider before making an investment decision. To fully understand this offering and its consequences to you, you should read this entire prospectus supplement and the accompanying prospectus carefully, including the factors described under the section titled “Risk Factors” in this prospectus supplement beginning on page S-6, together with any free writing prospectus prepared by or on behalf of us or to which we have referred you and the financial statements and other information incorporated by reference in this prospectus supplement and the accompanying prospectus.
Company Overview
We are a late clinical-stage immuno-oncology company focused on discovering and developing novel immunotherapeutic products for the treatment of patients with cancer. We are committed to developing our pipeline of small-molecule and biologic immuno-oncology product candidates intended to treat a wide range of oncology indications. Our leading small-molecule product candidates currently in clinical development target the indoleamine-2, 3-dioxygenase, or IDO, pathway, which is one of the key pathways for cancer immune escape. These product candidates, indoximod, NLG802 and navoximod (formerly GDC-0919), are IDO pathway inhibitors with mechanisms of action that center around breaking the immune system’s tolerance to cancer. Additional clinical-stage product candidates in our pipeline include two product candidates that utilize our HyperAcute Cellular Immunotherapy technology and two small molecules we acquired in 2017 from Cerulean Pharmaceuticals. The HyperAcute candidates, tergenpumatucel-L and dorgenmeltucel-L, are in Phase 2 clinical trials for patients with advanced lung cancer and melanoma, respectively. The two small molecules, CRLX101 and CRLX301, are being evaluated in early clinical development for patients with advanced solid malignancies. Additional clinical trials with these product candidates are under consideration, pending the outcome of the current studies and the availability of resources.

IDO Pathway Inhibitor Clinical Development
Indoximod

Indoximod, our lead IDO pathway inhibitor, has a differentiated mechanism of action from other drugs in the class of IDO inhibitors and is currently in Phase 2 clinical development in combination with other cancer therapeutics for patients with melanoma, pancreatic cancer and acute myeloid leukemia. We intend to launch a pivotal Phase 3 clinical trial in the first quarter of 2018 for patients with advanced melanoma, and we expect to complete enrollment by the end of 2018. Indoximod has been studied in more than 700 patients to date and has been generally well-tolerated, both as a single agent and in combination with PD-1 checkpoint inhibitors, various chemotherapy agents and a cancer vaccine. Primary tumor types being explored in clinical trials include melanoma, pancreatic cancer and acute myeloid leukemia. We believe there may be additional opportunities for a broad set of cancer indications. We expect data from our Phase 2 trial for patients with pancreatic cancer in the first half of 2018, completion of our Phase 2 trial for patients with acute myeloid leukemia in the second half of 2018 and completion of our Phase 2 trial for patients with advanced melanoma in 2018. A summary of these key trials is set forth in the table below.

Indoximod Clinical Priorities

Summary of Key Trials

- Advanced Melanoma (n~600)
  - Pivotal Phase 3 combination with PD-1
  - Expected to launch Q1 2018
  - Expected to fully enroll by end of 2018

- Advanced Melanoma (n=123)*
  - Phase 2 combination w PD-1 or ipilimumab
  - Interim data updated September 2017
  - Trial completion expected 2018

- Metastatic Pancreatic Cancer (n~200)
  - Randomized Phase 2 collaboration with AstraZeneca
  - Indoximod + durvalumab + SOC vs SOC
  - First patient expected to be enrolled Q1 2018

- Metastatic Pancreatic Cancer (n=139)*
  - Phase 2 Single
  - Combination with gem/nab-paclitaxel
  - Data expected 1H 2018

- Newly Diagnosed Acute Myeloid Leukemia (AML) (n=20)*
  - Phase 1/2 currently enrolling patients in Phase 1
  - Combination with SOC of 7+3 chemotherapy
  - Phase 1 data expected 2H 2018

Our planned pivotal clinical trial in advanced melanoma is a Phase 3 investigation of indoximod in combination with a checkpoint inhibitor for advanced unresectable and metastatic melanoma compared to the checkpoint inhibitor alone. The trial will have a 1:1 randomized, double blind, placebo controlled design. Participating investigators will be allowed to prescribe either of the U.S. Food and Drug Administration, or FDA, approved PD-1 checkpoint inhibitors, KEYTRUDA® (pembrolizumab) or OPDIVO® (nivolumab), and patients will then be randomized to receive indoximod or placebo in conjunction with the checkpoint inhibitor. The trial will have co-primary endpoints by Response Evaluation in Solid Tumors, or RECIST, criteria of progression free survival and overall survival. The planned enrollment is approximately 600 patients.
A U.S. patent covering salt and prodrug formulations of indoximod was issued to us on August 15, 2017 providing exclusivity into 2036. We are pursuing international patent coverage for these formulations. We intend to use the improved salt formulation of indoximod in our planned Phase 3 clinical trial. The required clinical safety testing for this new formulation is being addressed in an ongoing trial in patients with acute myeloid leukemia and will also be addressed in the pivotal Phase 3 clinical trial in patients with advanced melanoma. This plan was discussed with the FDA during a Type B meeting, and the FDA agreed that the plan would likely satisfy the requirement for a clinical bridge.  If the results of any of these clinical trials raise meaningful concerns about clinical safety, the time and expense required to initiate and complete our Phase 3 clinical trial would likely increase.
NLG802
NLG802 is a prodrug of indoximod. NLG802 is intended to increase bioavailability and exposure to indoximod above the levels currently achievable by direct oral administration of the original formulation of indoximod. We filed an Investigational New Drug application, or IND, with the FDA in the first quarter of 2017 and the first patient was dosed with NLG802 in a Phase 1 clinical trial in July 2017. The purpose of this Phase 1 trial is to assess preliminary safety and to determine the recommended dose for subsequent Phase 2 evaluations. NLG802 is a new chemical entity with patent coverage into 2036. We are also pursuing international patent coverage for NLG802.

Navoximod (formerly GDC-0919)
Navoximod, a direct enzymatic inhibitor, was previously in clinical development as part of our collaboration with Genentech, Inc., a member of the Roche Group, or Genentech.
In October 2014, we entered into an exclusive worldwide license and collaboration agreement with Genentech, or the Genentech Agreement. The Genentech Agreement provided for the development and commercialization of navoximod. In addition, under the Genentech Agreement, we conducted a two-year pre-clinical research program with Genentech to discover novel next generation IDO/TDO (tryptophan-2, 3-dioxygenase) inhibitors. The research program ended in November 2016, but our collaboration with Genentech continues with respect to next generation IDO/TDO inhibitors identified through the research program.
On June 6, 2017, we received a formal notice of Genentech’s intent to terminate the Genentech Agreement with respect to navoximod with such termination to be effective no later than December 6, 2017. Discussions regarding the termination are ongoing. The Genentech Agreement will continue with regards to any Next Generation Products and/or Subsequent Products as defined under the Genentech Agreement.
PTEN
We also have an early discovery program focused on Phosphatase and Tensin Homolog in Chromosome 10, or PTEN. Recent advances in the characterization of the IDO pathway have suggested that IDO activates a subset of PD-1-dependent regulatory T-cells, or Tregs, that are potently immunosuppressive. Evidence suggests these Treg cells mediate systemic immunosuppression against tumor-associated antigens and that the function of PTEN may be important to maintaining the suppressive character of these cells. Based on data from preclinical animal models, we believe that the efficacy of PTEN inhibitors might be enhanced when combined with different standard-of-care therapeutic approaches such as chemotherapy and radiotherapy, as well as with IDO pathway inhibitors such as indoximod.
In March 2016, we entered into an exclusive, worldwide license agreement with Augusta University Research Institute, or AURI, related to PTEN inhibitor products. Under the terms of such agreement, or the AURI PTEN License Agreement, we paid an upfront payment to AURI of $1.0 million and we are obligated to pay AURI potential milestone payments in an aggregate amount up to approximately $4.3 million and royalties at a single-digit or less percentage of net sales of royalty-bearing products, or PTEN inhibitor products that are covered by licensed patents or certain of our patents or that were researched or developed using licensed technology. In addition, if we grant a sublicense under the license granted by AURI or we grant a license to certain of our patents that cover royalty-bearing products, we must pay to AURI a percentage of certain specified consideration that we receive from the sublicensee or licensee.

Ebola Vaccine Candidate
In November 2014, we entered into an exclusive, worldwide license and collaboration agreement, or the Merck Agreement, with Merck, Sharp and Dohme Corp., or Merck, to develop and potentially commercialize our rVSV∆G-ZEBOV GP vaccine product candidate and other aspects of our vaccine technology. The rVSV∆G-ZEBOV GP vaccine product candidate was originally developed by the Public Health Agency of Canada, or PHAC, and is designed to utilize the rVSV vector to induce immunity against Ebola virus when replacing the VSV glycoprotein with corresponding glycoproteins from filoviruses. Under the Merck Agreement, we received an upfront payment of $30.0 million in October 2014, and in February 2015 we received a milestone payment of $20.0 million. We have the potential to earn royalties on sales of the vaccine in certain countries, if the vaccine is approved and if Merck successfully commercializes it. rVSV∆G-ZEBOV GP is also eligible to receive a priority review voucher and we are entitled to a portion of the value of the voucher if it is granted. In addition to milestone payments from Merck, we were awarded contracts for development of the rVSV∆G-ZEBOV GP from the U.S. BioMedical Advanced Research & Development Authority and the Defense Threat Reduction Agency totaling $52.1 million during 2016 and $67.0 million during 2014 and 2015, for total awards of $119.1 million.
Recent Developments
Collaboration with AstraZeneca
On September 25, 2017, we announced that we have entered into a clinical collaboration agreement with AstraZeneca to evaluate the combination of indoximod and durvalumab, AstraZeneca's anti-PD-L1 monoclonal antibody, along with standard of care chemotherapy for patients with metastatic pancreatic cancer. We and AstraZeneca have agreed to initiate a randomized, placebo-controlled, Phase 2 clinical trial with the primary objective to evaluate the efficacy and safety of the immuno-oncology-based indoximod/durvalumab combination compared to gemcitabine/ABRAXANE alone. Some patients will be enrolled into a smaller cohort evaluating the combination of durvalumab with gemcitabine/ABRAXANE. From the date of our agreement with AstraZeneca and for 90 days after the completion of such combination study, we may not conduct a clinical trial involving the combination of indoximod and any compound that targets PD-1 or PD-L1 (other than durvalumab) for the metastatic pancreatic cancer indication, and AstraZeneca may not conduct a clinical trial involving the combination of durvalumab and any IDO pathway inhibitor (other than indoximod) for the metastatic pancreatic cancer indication.
The Phase 2 clinical trial will be funded equally by both companies, with us serving as the study sponsor. Our share of the aggregate expense of the trial is not expected to have a material effect on our financial position. We expect to begin enrolling patients in the first quarter of 2018.
The market opportunity for the treatment of pancreatic cancer is substantial. Approximately 54,000 new cases of pancreatic cancer in the United States will be diagnosed in 2017 according to the National Cancer Institute, or NCI, and a little over 43,000 people will die of the disease this year. Pancreatic cancer is difficult to detect in its early stages and approximately 52% of all pancreatic cancers are metastatic, or advanced, in nature and are associated with a poor prognosis. The 5-year survival rate for pancreatic cancer overall is only 8.2%, and drops to a low of 2.7% for individuals whose pancreatic cancer has metastasized to farther regions of the body.
Updated Phase 2 Data for Patients with Advanced Melanoma
On September 7, 2017, we announced updated data from the ongoing Phase 2 NLG2103 trial of indoximod in combination with the PD-1 pathway inhibitor, KEYTRUDA (pembrolizumab). These data were highlighted in an oral presentation at the Third International Cancer Immunotherapy conference in Frankfurt/Mainz, Germany, on September 9, 2017 by Yousef Zakharia, M.D., Assistant Professor of Medicine, Division of Hematology, Oncology and Blood & Marrow Transplantation at the University of Iowa and Holden Comprehensive Cancer Center.
NLG2103 is a Phase 2 trial evaluating the addition of indoximod to the standard of care checkpoint inhibitors approved for patients with advanced melanoma (pembrolizumab, ipilimumab, or nivolumab). The interim data represent a cohort of approximately 60 evaluable patients who received indoximod in combination with pembrolizumab. Evaluable patients were defined as those having at least one on-treatment imaging study. The primary outcome measure of the trial is objective response rate, or ORR, and secondary outcome measures include disease control rate, or DCR, and evaluation of safety and tolerability.

The data presented showed an improvement over previously reported results for the same 51 patients with cutaneous, mucosal and melanoma of unknown primary origin first presented at the American Association for Cancer Research Annual Meeting 2017 for both the complete response rate, or CR, and the ORR for patients who received indoximod in combination with pembrolizumab. The data showed improvement in CR to 20% (10/51 patients) compared to the previously reported CR of 12% (6/51 patients). The Progression-Free Survival, or PFS, by RECIST criteria was 56% at one year with median PFS, or mPFS, of 12.9 months.

A summary of the results for those 51 patients for both periods is set forth in the table below.

	Interim Phase 2 Data n (%)	Updated Phase 2 Data n (%)
	April 2017	September 2017
	(data as of January 2017)	(data as of August 2017)
ORR	30 (59)	31 (61)
CR (complete response)	6 (12)	10 (20)
PR (partial response)	24 (47)	21 (41)
SD (stable disease)	11 (22)	10 (20)
DCR	41 (80)	41 (80)
PD (progressive disease)	10 (20)	10 (20)
mPFS	not reported	12.9 months
PFS at 12 months	not reported	56%

Corporate Information
We were incorporated in Delaware on June 4, 1999 and commenced operations on that date. Our principal executive office is located at 2503 South Loop Drive, Ames, Iowa 50010 and our telephone number is (515) 296-5555. Our website address is www.newlinkgenetics.com. The information contained on, or that can be accessed through, our website is not part of this prospectus supplement or the accompanying prospectus. We have included our website address as an inactive textual reference only.

THE OFFERING

Common stock offered by us	$50,000,000 of shares

Common stock to be outstanding after the offering
36,034,276 shares (or 36,756,124 shares if the underwriters exercise in full their option to purchase additional shares), which is based on an aggregated offering of $50,000,000 of our common stock at an assumed public offering price of $10.39 (the last reported sale price of our common stock on the NASDAQ Global Market on October 2, 2017).

Option to purchase additional shares
We have granted the underwriters an option to purchase up to an additional $7,500,000 of shares of our common stock from us. The underwriters can exercise this option, in whole or in part, at any time within 30 days from the date of this prospectus supplement.

Use of proceeds
We estimate that the net proceeds to us from this offering, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $46.9 million, or approximately $53.9 million if the underwriters exercise their option to purchase additional shares from us in full. We intend to use the net proceeds from this offering to fund our research and development efforts to further advance our pipeline of product candidates, including the continued clinical development of indoximod, and for working capital and other general corporate purposes. See “Use of Proceeds” on page S-33

NASDAQ Global Market symbol	"NLNK"

Risk factors
Investing in our common stock involves significant risks. See "Risk Factors" on page S-6 and other information included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference, for a discussion of factors you should carefully consider before deciding whether to invest in our common stock.

The number of shares of our common stock to be outstanding after this offering as shown above is based on 31,221,957 shares of our common stock, which includes 29,281,301 shares of our common stock outstanding as of June 30, 2017 and an additional 1,940,656 shares of our common stock sold pursuant to our Controlled Equity OfferingSM sales agreement with Cantor Fitzgerald & Co. subsequent to June 30, 2017. Such number excludes the following, in each case as of June 30, 2017:
•
53,426 shares of our common stock held in treasury;
•
7,667,926 shares of our common stock issuable upon the exercise of outstanding stock options having a weighted-average exercise price of $14.28 per share;
•
196,209 shares of our common stock issuable upon vesting of outstanding restricted stock units;
•
806,050 shares of our common stock reserved for future issuance under our 2009 Equity Incentive Plan, as well as any automatic increases in the number of shares of our common stock reserved for future issuance under this plan; and
•
120,784 shares of our common stock reserved for future issuance under our 2010 Employee Stock Purchase Plan.
Unless otherwise indicated, all information in this prospectus supplement assumes:
•
No exercise of the underwriters’ option to purchase additional shares of our common stock;
•
No exercise of outstanding options to purchase shares of our common stock; and
•
No vesting of outstanding restricted stock units.

RISK FACTORS
Investing in our common stock involves significant risks, some of which are described below. You should carefully consider these risks, as well as the other information in this prospectus supplement and the accompanying prospectus and any free writing prospectus authorized in connection with this offering, including documents incorporated by reference, and in other documents that we have filed or subsequently file with the SEC that are incorporated by reference, before deciding whether to invest in our common stock. The occurrence of any of the events or developments described below could harm our business, financial condition, results of operations and growth prospects. In such an event, the market price of our common stock could decline, and you may lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business. In assessing the risks and uncertainties described below, you should also refer to the other information contained in this prospectus supplement before making a decision to invest in our common stock, including the section titled “Special Note Regarding Forward-Looking Statements” and our consolidated financial statements and the related notes thereto.
Business Risks
Risks Relating to Clinical Development and Commercialization of Our Product Candidates
If our product candidates do not meet safety and efficacy endpoints in clinical trials, they will not receive regulatory approval, and we will be unable to market them. We have not completed testing of any of our product candidates in controlled clinical trials.
The clinical development and regulatory approval process is expensive and time-consuming. The timing of any future product approval cannot be accurately predicted. If we fail to obtain regulatory approval for our current or future product candidates, we will be unable to market and sell them and therefore we may never be profitable.
As part of the regulatory process, we must conduct clinical trials for each product candidate to demonstrate safety and efficacy to the satisfaction of the FDA and other regulatory authorities abroad. The number and design of clinical trials that will be required varies depending on the product candidate, the condition being evaluated, the trial results and regulations applicable to any particular product candidate. Any inability to successfully complete preclinical and clinical development could result in additional costs to us.
Prior clinical trial program designs and results are not necessarily predictive of future clinical trial designs or results. Initial results may not be confirmed upon full analysis of the detailed results of a trial. Product candidates in later-stage clinical trials may fail to show the desired safety and efficacy despite having progressed through initial clinical trials with acceptable endpoints. A number of companies in the biopharmaceutical industry have suffered significant setbacks in advanced clinical trials due to lack of efficacy or unacceptable safety issues, notwithstanding promising results in earlier trials. Most product candidates that commence clinical trials are never approved as products.
We are heavily dependent on the success of the clinical development of indoximod, and if we fail to complete clinical trials, fail to demonstrate safety and efficacy in those clinical trials, fail to obtain regulatory approval or fail to successfully commercialize indoximod, our business, financial condition and results of operations would be harmed.
The indoximod clinical development program currently encompasses a number of Phase 1 and 2 combination trials across multiple cancer indications. In addition, we have announced that we intend to begin a large-scale randomized pivotal Phase 3 clinical trial of Indoximod in combination with PD-1 antibody for patients with advanced melanoma designed to support a new drug application. If we fail to complete any of these trials or fail to obtain regulatory approval, our ability to commercialize indoximod will be materially and adversely affected and our business, financial condition and results of operations would be harmed.

If we make changes to any of our product candidates, additional clinical trials may be required resulting in additional costs and delays.
We have an ongoing research program to investigate potential opportunities to improve the potency, efficacy and/or safety profile of some of our product candidates through modifications to their formulations or chemical compositions.  These efforts may not be successful.  If a new formulation or composition appears promising, we may decide to undertake clinical development of such formulation or composition even if an existing product candidate has shown acceptable safety and efficacy in clinical trials.  The nature and extent of additional clinical trials that might be required for a new formulation or composition would depend on many factors.  If we were to decide to pursue clinical development of a new formulation or composition, we would incur additional costs and the timeline for potential commercialization would be delayed.  There can be no assurance that any new formulation or composition would prove to be safe or effective or superior to an existing product candidate.  Any delay in commercialization of a new formulation or composition may adversely affect our competitive position.
We may expend our limited resources to pursue a particular product candidate or indication and fail to capitalize on product candidates or indications that may be more profitable or for which there is a greater likelihood of success.
Because we have limited financial and managerial resources, we must focus on research programs and product candidates for the specific indications that we believe are the most scientifically and commercially promising. As a result, we have in the past determined to let certain of our development projects remain idle, including by allowing Investigational New Drug applications to lapse into inactive status, and we may in the future decide to forego or delay pursuit of opportunities with other product candidates or other indications that later prove to have greater scientific or commercial potential. Our resource allocation decisions may cause us to fail to capitalize on viable scientific or commercial products or profitable market opportunities. In addition, we may spend valuable time and managerial and financial resources on research programs and product candidates for specific indications that ultimately do not yield any scientifically or commercially viable products. Furthermore, our resource allocation decisions and our decisions about whether and how to develop or commercialize any particular product candidate may be based on evaluations of the scientific and commercial potential or target market for the product candidate that later prove to be materially inaccurate. If we enter into collaborations, licensing or other royalty arrangements to develop or commercialize a particular product candidate, we may relinquish valuable rights to that product candidate in situations where it would have been more advantageous for us to retain sole rights to development and commercialization.
We may face delays in completing our clinical trials, or we may not be able to complete them at all.
We have not completed all of the clinical trials necessary to support an application with the FDA for approval to market any of our product candidates. Our current and future clinical trials may be delayed or terminated as a result of many factors, including:

•	we may experience delays or failure in reaching agreement on acceptable clinical trial contracts or clinical trial protocols with prospective sites;

•	regulators or institutional review boards may not authorize us to commence a clinical trial;

•	regulators or institutional review boards may suspend or terminate clinical research for various reasons, including noncompliance with regulatory requirements or concerns about patient safety;

•	we may suspend or terminate our clinical trials if we believe that they expose the participating patients to unacceptable health risks;

•	we may need to reformulate or change the dosing of our product candidates;

•	our clinical trials may have slower than expected patient enrollment or lack of a sufficient number of patients that meet their enrollment criteria;

•	patients may not complete clinical trials due to safety issues, side effects, dissatisfaction with the product candidate, or other reasons;

•	we may experience difficulty in maintaining contact with patients after treatment, preventing us from collecting the data required by our clinical trial protocol;

•	product candidates may demonstrate a lack of efficacy during clinical trials;

•
our third-party contractors, including those manufacturing our product candidates or components of ingredients thereof or conducting clinical trials on our behalf, may fail to comply with regulatory requirements or meet their contractual obligations to us in a timely manner or at all;

•
the supply or quality of raw materials or manufactured product candidates or other materials necessary to conduct clinical trials of our product candidates may be insufficient, inadequate or not available at an acceptable cost, or we may experience interruptions in supply;

•	we may experience governmental or regulatory delays, failure to obtain regulatory approval or changes in regulatory requirements, policy and guidelines;

•
enrollment in and conduct of our clinical trials may be adversely affected by the regulatory approval of competing agents in this class, competition with ongoing clinical trials or scheduling conflicts with participating clinicians; and

•	we may experience delays in achieving clinical trial endpoints and completing data analysis for a trial.
In addition, we rely on academic institutions, physician practices and clinical research organizations to conduct, supervise or monitor some or all aspects of clinical trials involving our product candidates. We have less control over the timing and other aspects of these clinical trials than if we conducted the monitoring and supervision entirely on our own. Third parties may not perform their responsibilities for our clinical trials on our anticipated schedule or consistent with a clinical trial protocol or applicable regulations. We also may rely on clinical research organizations to perform our data management and analysis. They may not provide these services as required or in a timely or compliant manner.
Moreover, our development costs will increase if we are required to complete additional or larger clinical trials for our product candidates prior to FDA approval. If the delays or costs are significant, our financial results and ability to commercialize our product candidates will be adversely affected.
If we encounter difficulties enrolling patients in our clinical trials, our clinical trials could be delayed or otherwise adversely affected.
Clinical trials for our product candidates require us to identify and enroll a large number of patients with the disease under investigation, or healthy volunteers willing to participate in certain trials. We may not be able to enroll a sufficient number of patients, or those with required or desired characteristics to achieve diversity in a clinical trial, to complete our clinical trials in a timely manner. Patient enrollment is affected by factors including:

•	severity of the disease under investigation;

•	design of the trial protocol;

•	size of the patient population;

•	eligibility criteria for the clinical trial in question;

•	perceived risks and benefits of the product candidate under study;

•	changes in the standard of care that make the trial as designed less attractive to clinicians and patients;

•	availability of competing therapies and clinical trials;

•	efforts to facilitate timely enrollment in clinical trials;

•	patient referral practices of physicians;

•	ability to monitor patients adequately during and after treatment; and

•	proximity and availability of clinical trial sites for prospective patients.
We have experienced difficulties enrolling patients in certain of our smaller clinical trials due to lack of referrals and may experience similar difficulties in the future. If we have difficulty enrolling a sufficient number or diversity of patients to conduct our clinical trials as planned, we may need to delay or terminate ongoing or planned clinical trials, either of which would have an adverse effect on our business.
In addition, the inclusion of critically ill patients in our clinical trials may result in deaths or other adverse medical events for reasons that may not be related to the product candidate we are testing or, in those trials where our product candidate is being tested in combination with one or more other therapies, for reasons that may be attributable to such other therapies, but which can nevertheless negatively affect clinical trial results.
Regulatory authorities may not approve our product candidates even if they meet safety and efficacy endpoints in clinical trials.
We have discussions with and obtain guidance from regulatory authorities regarding certain aspects of our clinical development activities. These discussions are not binding commitments on the part of regulatory authorities. Under certain circumstances, regulatory authorities may revise or retract previous guidance during the course of our clinical activities or after the completion of our clinical trials. A regulatory authority may also disqualify a clinical trial in whole or in part from consideration in support of approval of a potential product for commercial sale or otherwise deny approval of that product. Prior to regulatory approval, a regulatory authority may elect to obtain advice from outside experts regarding scientific issues and/or marketing applications under a regulatory authority review. In the United States, these outside experts are convened through the FDA’s Advisory Committee process, which would report to the FDA and make recommendations that may differ from the views of the FDA. The FDA is not bound by the recommendations of an Advisory Committee, but it typically follows such recommendations. In addition, should an Advisory Committee be convened, it would be expected to lengthen the time for obtaining regulatory approval, if such approval is obtained at all.
The FDA and other foreign regulatory agencies can delay, limit or deny marketing approval for many reasons, including:

•	a product candidate may not be considered safe or effective;

•	our manufacturing processes or facilities may not meet the applicable requirements; and

•	changes in their approval policies or adoption of new regulations may require additional work on our part.

Any delay in, or failure to receive or maintain, approval for any of our product candidates could prevent us from ever generating meaningful revenues or achieving profitability in future years.
Our product candidates may not be approved even if they achieve their endpoints in clinical trials. Regulatory agencies, including the FDA, or their advisors may disagree with our trial design and our interpretations of data from preclinical studies and clinical trials. Regulatory agencies may change requirements for approval even after a clinical trial design has been approved. Regulatory agencies also may approve a product candidate for fewer or more limited indications than requested or may grant approval subject to the performance of post-marketing studies. In addition, regulatory agencies may not approve the labeling claims that are necessary or desirable for the successful commercialization of our product candidates.
Under the Merck Agreement, we have ongoing obligations related to the development of our Ebola vaccine product candidate, which may result in greater costs and a longer timeframe for regulatory approval than we estimate, yet we will receive limited revenues, if any, from any future sales of our Ebola vaccine product candidate.
Under the Merck Agreement, we have ongoing obligations related to the development of our Ebola vaccine product candidate, including obligations related to clinical trials, government contracting and licensing of the vaccine technology, which may cause us to incur costs or losses materially larger than we expect. However, because we have exclusively licensed the right to research, develop, manufacture and distribute our Ebola vaccine product candidate to Merck and we are only entitled to certain royalty and other payments under the Merck Agreement, we will receive limited revenues, if any, even if we or Merck are successful in developing and commercializing our Ebola vaccine product candidate.
The time and cost of product development and the timeframe for regulatory approval of any Ebola vaccine product candidate are uncertain and may be longer and more costly than we estimate. Our Ebola vaccine product candidate is a live virus based on vesicular stomatitis virus, or VSV. There are no commercial vaccines based upon this virus, and unforeseen problems related to the use of our live virus vaccine may prevent or materially increase costs and delays of further development or approval of our Ebola vaccine product candidate. There may be unknown safety risks associated with the vaccine, and regulatory agencies such as the FDA may require us to conduct extensive safety testing prior to approval to demonstrate a low risk of rare and severe adverse events caused by the vaccine.
Public perception of vaccine safety issues, including adoption of novel vaccines based upon VSV, may adversely influence willingness of subjects to participate in clinical trials, or if approved, of physicians to prescribe, and of patients to receive, novel vaccines. For example, our Ebola vaccine product candidate is currently being developed for prevention of, and may later be developed for treatment of patients infected with, Ebola, and public aversion to vaccines for Ebola or vaccines in general may adversely influence later-stage clinical trials of this product candidate or, if approved, its commercial success.
Even if approved, a number of factors may adversely affect commercial sales. Lack of familiarity with the viral vaccine and potential adverse events associated with vaccination may adversely affect physician and patient perception and uptake of our potential product. Furthermore, there are no assurances that the vaccine will be approved for inclusion in government stockpile programs, which may be material to the commercial success of the product candidate, either in the United States or abroad. If our Ebola vaccine product candidate eventually is approved and sold commercially, we will receive limited revenues under the Merck Agreement. Finally, in certain cases, our obligations to pay royalties to PHAC may exceed the royalties we receive from Merck.
We may be required to suspend, repeat or terminate our clinical trials if they are not conducted in accordance with regulatory requirements, the results are negative or inconclusive or the trials are not well designed.
Clinical trials must be conducted in accordance with the FDA’s Good Clinical Practice, or GCP, requirements, or other applicable foreign government guidelines and are subject to oversight by the FDA, other foreign governmental agencies and Institutional Review Boards at the medical institutions where the clinical trials are conducted. In addition, clinical trials must be conducted with product candidates produced under current Good Manufacturing Practice, or cGMP, requirements and may require large numbers of test subjects. Clinical trials may be suspended by the FDA, other foreign governmental agencies, or us for various reasons, including:

•	deficiencies in the conduct of the clinical trials, including failure to conduct the clinical trial in accordance with regulatory requirements or clinical protocols;

•	inspection of the clinical trial operations or trial sites by the FDA or other regulatory authorities resulting in the imposition of a clinical hold;

•	the product candidate may have unforeseen adverse side effects;

•	the time required to determine whether the product candidate is effective may be longer than expected;

•	fatalities or other adverse events arising during a clinical trial due to medical problems that may not be related to clinical trial treatments;

•	failure to demonstrate a benefit from using a drug;

•	the quality or stability of the product candidate may fall below acceptable standards; or

•	insufficient quantities of the product candidate to complete the trials.
In addition, changes in regulatory requirements and guidance may occur and we may need to amend clinical trial protocols to reflect these changes. Amendments may require us to resubmit our clinical trial protocols to Institutional Review Boards for reexamination, which may impact the costs, timing or successful completion of a clinical trial. Due to these and other factors indoximod, NLG802, navoximod and other product candidates could take significantly longer to gain regulatory approval than we expect or we may never gain approval for additional indications, which could reduce our revenue by delaying or terminating their commercialization.
Some of our product candidates have been studied, or in the future may be studied, in clinical trials co-sponsored by organizations or agencies other than us, or in investigator-initiated clinical trials, which means we have little control over the conduct of such trials.
We are currently supplying indoximod, our lead IDO pathway inhibitor product candidate, in support of a Phase 2 investigator-initiated clinical trial, and we provided clinical supply of dorgenmeltucel-L in support of a Phase 2 investigator-initiated clinical trial. Our Ebola vaccine product candidate was studied in clinical trials in West Africa. We may continue to supply and otherwise support similar trials in the future. However, because we are not the sponsors of these trials, we do not control the protocols, administration or conduct of these trials, including follow-up with patients and ongoing collection of data after treatment, and, as a result, are subject to risks associated with the way these types of trials are conducted, in particular should any problems arise. These risks include difficulties or delays in communicating with investigators or administrators, procedural delays and other timing issues and difficulties or differences in interpreting data.
If we cannot demonstrate the safety of our product candidates in preclinical and/or other non-clinical studies, we will not be able to initiate or continue clinical trials or obtain approval for our product candidates.
In order to move a product candidate not yet being tested in humans into a clinical trial, we must first demonstrate in preclinical testing that the product candidate is safe. Furthermore, in order to obtain approval, we must also demonstrate safety in various preclinical and non-clinical tests. We may not have conducted or may not conduct in the future the types of preclinical and other non-clinical testing ultimately required by regulatory authorities, or future preclinical tests may indicate that our product candidates are not safe for use in humans. Preclinical testing is expensive, can take many years and can have an uncertain outcome. In addition, success in initial preclinical testing does not ensure that later preclinical testing will be successful. We may experience numerous unforeseen events during, or as a result of, the preclinical testing process, which could delay or prevent our ability to develop or commercialize our product candidates, including:

•
our preclinical testing may produce inconclusive or negative safety results, which may require us to conduct additional preclinical testing or to abandon product candidates that we believed to be promising;

•	our product candidates may have unfavorable pharmacology, toxicology or carcinogenicity;

•	our product candidates may cause undesirable side effects; and

•	the FDA or other regulatory authorities may determine that additional safety testing is required.
Any such events would increase our costs and could delay or prevent our ability to commercialize our product candidates, which could adversely impact our business, financial condition and results of operations.
Even if ultimately approved, indoximod, navoximod, NLG802, our Ebola vaccine product candidate or any other potential product we or our collaborators may commercialize and market may be later withdrawn from the market or subject to promotional limitations.
We or our collaborators may not be able to obtain the labeling claims necessary or desirable for the promotion of any potential future products. We or our collaborators may also be required to undertake post-marketing clinical trials. If the results of such post-marketing studies are not satisfactory, the FDA or a comparable agency in a foreign country may withdraw marketing authorization or may condition continued marketing on commitments from us or our collaborators that may be expensive and/or time consuming to fulfill. In addition, if we or others identify adverse side effects after any of our potential products are on the market, or if manufacturing problems occur, regulatory approval may be withdrawn and reformulation of our potential products, additional clinical trials, changes in labeling of our potential products and/or additional marketing applications may be required. Any reformulation or labeling changes may limit the marketability of our potential products.
We will need to develop or acquire additional capabilities in order to commercialize any product candidates that obtain FDA approval, and we may encounter unexpected costs or difficulties in doing so.
We will need to acquire additional capabilities and effectively manage our operations and facilities to successfully pursue and complete future research, development and commercialization efforts. Currently, we have limited experience in preparing applications for marketing approval, commercial-scale manufacturing, managing large-scale information technology systems or managing a large-scale distribution system. We will need to add personnel and expand our capabilities, which may strain our existing managerial, operational, regulatory compliance, financial and other resources.
To do this effectively, we must:

•	train, manage and motivate a growing employee base;

•	accurately forecast demand for our products; and

•	expand existing operational, financial and management information systems.
We will need to increase our manufacturing capacity, which may include negotiating and entering into additional third-party agreements to meet our commercial manufacturing requirements.
If we are unable to establish sales and marketing capabilities or enter into agreements with third parties to market and sell our product candidates, we may be unable to generate significant product revenue.
We do not have a sales organization and have no experience in the sales and distribution of pharmaceutical products. There are risks involved with establishing our own sales capabilities and increasing our marketing capabilities, as well as entering into arrangements with third parties to perform these services. Developing an internal sales force is expensive and time consuming and could delay any product launch. On the other hand, if we enter into arrangements with third parties to perform sales, marketing and distribution services, our product revenues or the profitability of these product revenues to us could potentially be lower than if we market and sell these products ourselves.
We entered into the Merck Agreement in November 2014 for the research, development, manufacture and distribution of our Ebola vaccine product candidate. Even if our Ebola vaccine product candidate is approved by regulators for marketing and sale, Merck may be unsuccessful in its efforts to commercialize our Ebola vaccine product candidate or may devote fewer resources to such efforts than we would consider optimal.
We may establish our own specialty sales force and/or engage other biopharmaceutical or other healthcare companies with established sales, marketing and distribution capabilities to sell, market and distribute any future products, including to co-promote next generation IDO/TDO inhibitors in the United States under the Genentech Agreement. We may not be able to establish a specialty sales force or establish sales, marketing or distribution relationships on acceptable terms. Factors that may inhibit our efforts to commercialize any future products without strategic collaborators or licensees include:

•	our inability to recruit and retain adequate numbers of effective sales and marketing personnel;

•	the inability of sales personnel to obtain access to or persuade adequate numbers of physicians to prescribe any future products;

•	the lack of complementary products to be offered by sales personnel, which may put us at a competitive disadvantage relative to companies with more extensive product lines; and

•	unforeseen costs and expenses associated with creating an independent sales and marketing organization.
Because the establishment of sales, marketing and distribution capabilities depends on the progress toward commercialization of our product candidates, and because of the numerous risks and uncertainties involved with establishing those capabilities, we are unable to predict when, if ever, we will establish our own sales, marketing and distribution capabilities. If we are not able to collaborate with third parties and are unsuccessful in recruiting sales, marketing and distribution personnel or in building the necessary infrastructure, we will have difficulty commercializing our product candidates, which would adversely affect our business and financial condition.

Failure to attract and retain key personnel could impede our ability to develop our products and to obtain new collaborations or other sources of funding.
Because of the specialized scientific nature of our business, our success is highly dependent upon our ability to attract and retain qualified scientific and technical personnel, consultants and advisors. We are highly dependent on the principal members of our scientific and management staff. On July 28, 2017, we announced that Dr. Nicholas N. Vahanian will be on a temporary leave of absence and that during his absence, other members of the management team will assume his duties. The long-term loss of services of key executives might significantly delay or prevent the achievement of our research, development, and business objectives. We do not maintain key-man life insurance with respect to any of our employees, nor do we intend to secure such insurance.
We will need to recruit additional personnel in order to achieve our operating goals. In order to pursue product development and marketing and sales activities, if any, we will need to hire additional qualified scientific personnel to perform research and development, as well as personnel with expertise in clinical testing, government regulation, manufacturing, marketing and sales. We also rely on consultants and advisors to assist in formulating our research and development strategy and adhering to complex regulatory requirements. We face competition for qualified individuals from numerous pharmaceutical and biotechnology companies, universities and other research institutions. There can be no assurance that we will be able to attract and retain such individuals on acceptable terms, if at all. Additionally, our only significant facility is located in Iowa, which may make attracting and retaining qualified scientific and technical personnel from outside of Iowa difficult. The failure to attract and retain qualified personnel, consultants and advisors could have a material adverse effect on our business, financial condition and results of operations.
Risks Relating to Manufacturing Activities
We rely on third-party manufacturers to produce our preclinical and clinical product candidate supplies and we intend to rely on third parties to produce commercial supplies of any product candidates that may be approved in the future. Any failure by a third-party manufacturer to produce supplies for us may delay or impair our ability to complete our clinical trials or commercialize our product candidates.
We do not possess all of the capabilities to fully commercialize any of our product candidates on our own. If we are unable to arrange for third-party manufacturing sources, or to do so on commercially reasonable terms, we may not be able to complete development of such product candidates or market them. In addition, we currently rely on our partner Merck for the supply of our Ebola vaccine product candidate and other third party manufacturers for our supply of indoximod, navoximod and NLG802 for preclinical and clinical studies. Problems with any of our facilities or processes, or our contract manufacturers’ facilities or processes, could prevent or delay the production of adequate supplies of indoximod, navoximod, NLG802, our Ebola vaccine product candidate or other finished products.

Any prolonged delay or interruption in the operations of our current or future contract manufacturers’ facilities could result in cancellation of shipments, loss of components in the process of being manufactured or a shortfall in availability of a product. A number of factors could cause interruptions, including the inability of a supplier to provide raw materials, equipment malfunctions or failures, damage to a facility due to natural disasters, changes in international or U.S. regulatory requirements or standards that require modifications to our manufacturing processes, action by regulatory authorities or by us that results in the halting or slowdown of production of components or finished product due to regulatory issues, a contract manufacturer going out of business or failing to produce product as contractually required or other similar factors. Because manufacturing processes are highly complex and are subject to a lengthy regulatory approval process, alternative qualified production capacity and sufficiently trained or qualified personnel may not be available on a timely or cost-effective basis or at all. Difficulties or delays in our contract manufacturers’ production of product candidates could delay our clinical trials, increase our costs, damage our reputation and cause us to lose revenue and market share if we are unable to meet market demand for any products that are approved for sale on a timely basis.
Reliance on third-party manufacturers entails risks to which we would not be subject if we manufactured product candidates ourselves, including reliance on the third party for regulatory compliance and quality assurance, the possibility of breach of the manufacturing agreement by the third party because of factors beyond our control, failure of the third party to accept orders for supply of drug substance or drug product and the possibility of termination or nonrenewal of the agreement by the third-party based on its own business priorities and at a time that is costly or damaging to us. In addition, the FDA and other regulatory authorities require that our product candidates be manufactured according to cGMP and similar foreign standards. Any failure by our third-party manufacturers to comply with cGMP or failure to scale-up manufacturing processes as needed, including any failure to deliver sufficient quantities of product candidates in a timely manner, could lead to a delay in, or failure to obtain, regulatory approval of any of our product candidates. In addition, such failure could be the basis for action by the FDA to withdraw approvals for product candidates that may have been granted to us and for other regulatory action, including recall or seizure, fines, imposition of operating restrictions, total or partial suspension of production or injunctions.
We rely on our manufacturers to purchase from third-party suppliers the materials necessary to produce our product candidates for our clinical studies. There are a small number of suppliers for certain capital equipment and raw materials that are used to manufacture our product candidates. Such suppliers may not sell this capital equipment or these raw materials to our manufacturers at the times we need them or on commercially reasonable terms. We do not have any control over the process or timing of the acquisition of this capital equipment or these raw materials by our manufacturers. Moreover, we currently do not have any agreements for the commercial production of these raw materials. Any significant delay in the supply of a product candidate or the raw material components thereof for an ongoing clinical trial due to the need to replace a third-party manufacturer could considerably delay completion of our clinical studies, product testing and potential regulatory approval of our product candidates. If our manufacturers or we are unable to purchase these raw materials after regulatory approval has been obtained for our product candidates, the commercial launch of our product candidates would be delayed or there would be a shortage in supply, which would impair our ability to generate revenues from the sale of our product candidates.
Because of the complex nature of many of our early stage compounds and product candidates, our manufacturers may not be able to manufacture such compounds and product candidates at a cost or in quantities or in a timely manner necessary to develop and commercialize related products. If we successfully commercialize any of our product candidates, we may be required to establish or access large-scale commercial manufacturing capabilities. In addition, as our drug development pipeline increases and matures, we will have a greater need for clinical trial and commercial manufacturing capacity. To meet our projected needs for commercial manufacturing in the event that one or more of our product candidates gains marketing approval, third parties with whom we currently work will need to increase their scale of production or we will need to secure alternate suppliers.
Furthermore, we do not currently have experience with the management of relationships related to commercial-scale contract manufacturing, and we may incur substantial costs to develop the capability to negotiate and enter into relationships with third-party contract manufacturers.
We and our contract manufacturers are subject to significant regulation with respect to manufacturing of our products.
All entities involved in the preparation of a therapeutic drug for clinical trials or commercial sale, including our Company, our existing contract manufacturers and those we may engage in the future, and Merck in its capacity as our licensee, are subject to extensive regulation. Components of a finished therapeutic product approved for commercial sale or used in late-stage clinical trials must be manufactured in accordance with cGMP regulations. These regulations govern manufacturing processes and procedures (including record keeping) and the implementation and operation of quality systems to control and assure the quality of investigational products and products approved for sale. Our facilities and quality systems and the facilities and quality systems of some or all of our third party contractors must pass a pre-approval inspection for compliance with the applicable regulations as a condition of regulatory approval of any of our product candidates. In addition, the regulatory authorities may, at any time, audit or inspect a manufacturing facility involved with the preparation of any of our product candidates or the associated quality systems for compliance with the regulations applicable to the activities being conducted. If any such inspection or audit identifies a failure to comply with applicable regulations or if a violation of our product specifications or applicable regulations occurs independent of such an inspection or audit, we or the relevant regulatory authority may require remedial measures that may be costly and/or time consuming for us or a third party to implement and that may include the temporary or permanent suspension of a clinical trial or commercial sales or the temporary or permanent closure of a facility. Any such remedial measures imposed upon us or third parties with whom we contract could materially harm our business. In addition, to the extent that we rely on foreign contract manufacturers, as we do currently for our Ebola vaccine product candidate, we are or will be subject to additional risks including the need to comply with export and import regulations.
If our current or future contract manufacturers are not in compliance with regulatory requirements at any stage, including post-marketing approval, we may be fined, forced to remove a product from the market and/or experience other adverse consequences, including delays, which could materially harm our business.
Our costs for the manufacture and clinical development of our Ebola vaccine product candidate may exceed our current or any future funding for development efforts of our Ebola vaccine product candidate.
We have entered into certain manufacturing and clinical trial management agreements for our Ebola vaccine product candidate, and we expect to enter into additional agreements and incur additional costs related to our obligations under the

Merck Agreement and our agreements with government agencies that are providing funding to us for the development of our Ebola vaccine product candidate. The total costs that we are likely to incur to fulfill our contractual obligations under agreements with third parties for the development of our Ebola vaccine product candidate may exceed our total amount of funding from all sources for such activities. In addition, we are likely to incur operating expenses related to our Ebola vaccine product candidate in addition to our direct contractual costs of administering clinical and other studies.  Our failure to obtain sufficient grants or other funding for our Ebola vaccine development efforts will not relieve us of our obligations under our current or future contract manufacturing and other agreements for the Ebola vaccine product candidate.
Our facility is located in areas where floods and tornados are known to occur, and the occurrence of a flood, tornado or other catastrophic disaster could damage our facilities and equipment, which could cause us to curtail or cease operations.
Our primary facility is located in Ames, Iowa, which is susceptible to floods and tornados, and our facility is therefore vulnerable to damage or disruption from floods and tornados. We are also vulnerable to damage from other types of disasters, such as power loss, fire and similar events. If any disaster were to occur, our ability to operate our business could be seriously impaired. We currently carry business insurance (real, personal and business income) of nearly $12.1 million in the aggregate, but this policy does not cover disasters such as floods and earthquakes. We may not have adequate insurance to cover our losses resulting from disasters or other similar significant business interruptions, and we do not plan to purchase additional insurance to cover such losses due to the cost of obtaining such coverage. Any significant losses that are not recoverable under our insurance policies could seriously impair our business and financial condition.
Significant disruptions of information technology systems or breaches of data security could adversely affect our business.
We are increasingly dependent on information technology systems and infrastructure, including mobile technologies, to operate our business. In the ordinary course of our business, we collect, store and transmit large amounts of confidential information, including intellectual property, proprietary business information and personal information. It is critical that we do so in a secure manner to maintain the confidentiality and integrity of such confidential information. We have also outsourced elements of our information technology infrastructure, and as a result we manage a number of third-party vendors who may or could have access to our confidential information. The size and complexity of our information technology systems, and those of third-party vendors with whom we contract, make such systems potentially vulnerable to breakdown, malicious intrusion, security breaches and other cyber-attacks. In addition, the prevalent use of mobile devices that access confidential information increases the risk of data security breaches, which could lead to the loss of confidential information, trade secrets or other intellectual property. While we have implemented security measures to protect our data security and information technology systems, such measures may not prevent the adverse effect of such events. Significant disruptions of our information technology systems or breaches of data security could adversely affect our business.
Risks Relating to Regulation of Our Industry
The industry within which we operate and our business are subject to extensive regulation, which is costly and time consuming and which may subject us to unanticipated delays.
The research, development, testing, manufacturing, labeling, packaging, marketing, distribution, promotion and advertising of biologic and pharmaceutical products such as our product candidates are subject to extensive regulation by governmental regulatory authorities in the United States and other countries. The drug development and approval process is generally lengthy, expensive and subject to unanticipated delays. Data obtained from preclinical and clinical testing are subject to varying interpretations that could delay, limit or prevent regulatory approval. In addition, delays or rejections may be encountered based upon changes in regulatory policy for product approval during the period of development and regulatory review of each submitted application for approval. To obtain approval for a product candidate, we must demonstrate to the satisfaction of the regulatory authorities that the product candidate is safe and effective in the case of a small-molecule pharmaceutical product, or is safe, pure and potent in the case of a biologic, which typically takes several years or more depending upon the type, complexity and novelty of the product and requires the expenditure of substantial resources. There can be no assurance that we will not encounter problems in clinical trials that would cause us or the regulatory authorities to delay or suspend clinical trials. Any such delay or suspension could have a material adverse effect on our business, financial condition and results of operations.
There can be no assurance that clinical trials for any of our product candidates currently under development will be completed successfully or within any specified time period, if at all. Further, there can also be no assurance that such testing will show any product to be safe, pure, potent or effective. We cannot predict when, if ever, we might submit for regulatory review our product candidates currently under development. In addition, regardless of how much time and resources we devote to development of a product candidate, there can be no assurance that regulatory approval will be obtained for that product candidate.
Even if such regulatory approval is obtained, we, our products and any contract manufacturers or commercial collaborators of ours will be subject to continual regulatory review in both the United States and other countries. Later discovery of previously unknown problems with regard to a product, distributor or manufacturer may result in restrictions, including withdrawal of the product from the market and/or disqualification or decertification of the distributor or manufacturer. If we, our product candidates or the manufacturing facilities for our product candidates fail to comply with regulatory requirements of the FDA and/or non-U.S. regulatory authorities, we could be subject to administrative or judicially imposed sanctions, including:

•	warning letters;

•	civil or criminal penalties;

•	injunctions;

•	suspension of or withdrawal of regulatory approval;

•	total or partial suspension of any ongoing clinical trials or of production;

•	voluntary or mandatory product recalls and publicity requirements;

•	refusal to approve pending applications for marketing approval of new products or supplements to approved applications filed by us;

•	restrictions on operations, including costly new manufacturing requirements; or

•	seizure or detention of our products or import bans.
The FDA and comparable agencies in foreign countries impose substantial requirements on the introduction of new biologic and pharmaceutical products through lengthy and detailed preclinical and clinical testing procedures, sampling activities and other costly and time-consuming compliance procedures. Clinical trials are vigorously regulated and must meet requirements for FDA review and oversight and requirements under GCP guidelines. A new drug may not be marketed in the United States until the FDA has approved it. There can be no assurance that we will not encounter delays or rejections or that the FDA will not make policy changes during the period of product development and FDA regulatory review of each submitted BLA and NDA. A delay in obtaining, or failure to obtain, such approvals would have a material adverse effect on our business, financial condition and results of operations. Even if regulatory approval were obtained, it would be limited as to the indicated uses for which the product may be promoted or marketed. A marketed product, its manufacturer and the facilities in which it is manufactured are subject to continual review and periodic inspections. If marketing approval is granted, we would be required to comply with FDA requirements for manufacturing, labeling, advertising, record-keeping and reporting of adverse experiences and other information. In addition, we would be required to comply with federal and state anti-kickback and other healthcare fraud and abuse laws that pertain to the marketing of pharmaceuticals. Failure to comply with regulatory requirements and other factors could subject us to regulatory or judicial enforcement actions, including product recalls or seizures, injunctions, withdrawal of the product from the market, civil penalties, criminal prosecution, refusals to approve new products and withdrawals of existing approvals, as well as enhanced product liability exposure, any of which could have a material adverse effect on our business, financial condition and results of operations. Sales of our products outside the United States will be subject to foreign regulatory requirements governing clinical trials, marketing approval, manufacturing and pricing. Noncompliance with these requirements could result in enforcement actions or penalties or could delay introduction of our products in certain countries.
The requirements governing the conduct of clinical trials, product licensing, pricing and reimbursement outside the United States vary greatly from country to country. The time required to obtain approvals outside the United States may differ from that required to obtain FDA approval. We may not obtain foreign regulatory approvals on a timely basis, or at all. Approval by the FDA does not ensure approval by regulatory authorities in other countries, and approval by one foreign regulatory authority does not ensure approval by regulatory authorities in other countries or by the FDA. Foreign regulatory authorities could also require additional testing. Failure to comply with these regulatory requirements or obtain required approvals could impair our ability to develop foreign markets for our products and may have a material adverse effect on our results of operations and financial condition.
We are also subject to laws generally applicable to businesses including, but not limited to, federal, state and local regulations relating to wage and hour matters, employee classification, mandatory healthcare benefits, unlawful workplace discrimination and whistleblowing. Any actual or alleged failure to comply with any regulation applicable to our business or any whistleblowing claim, even if without merit, could result in costly litigation or regulatory action or otherwise harm our business, results of operations, financial condition, cash flow and future prospects.

The availability of coverage and amount of reimbursement for our product candidates, if approved, and the manner in which government and private payers may reimburse for our potential products, are uncertain.
In both the United States and foreign markets, sales of our proposed products will depend in part on the availability of coverage and reimbursement from third-party payers such as government health administration authorities, private health insurers and other organizations. Our future levels of revenues and profitability may be affected by the continuing efforts of governmental and third-party payers to contain or reduce the costs of health care. We cannot predict the effect that private sector or governmental health care reforms may have on our business, and there can be no assurance that any such reforms will not have a material adverse effect on our business, financial condition and results of operations.
In addition, in both the United States and elsewhere, sales of prescription drugs are dependent in part on the availability of coverage and reimbursement to the consumer from third-party payers, such as government and private insurance plans. In the United States, there is no uniform policy for coverage and reimbursement among third party payers. In addition, the process for determining whether a third party payer will provide coverage for a pharmaceutical typically is separate from the process for setting the price of such product or for establishing the reimbursement rate that the payer will pay for the product once coverage is approved. Third-party payers are increasingly challenging the price and cost-effectiveness of medical products and services. Significant uncertainty exists as to the reimbursement status of newly approved health care products. There can be no assurance that our proposed products will be considered cost-effective or that adequate third-party reimbursement will be available to enable us to maintain price levels sufficient to realize an appropriate return on our investment in product development. Legislation and regulations affecting the pricing of pharmaceuticals may change before any of our proposed products are approved for marketing. Adoption of such legislation could further limit reimbursement for medical products and services. As a result, we may elect not to market future products in certain markets.
Moreover, while we are in clinical trials, we will not be reimbursed for any of our materials used during the clinical trials.
The biopharmaceutical industry is subject to significant regulation and oversight in the United States, in addition to approval of products for sale and marketing; our failure to comply with these laws could harm our results of operations and financial condition.
In addition to FDA restrictions on marketing of biopharmaceutical products, our operations may be directly, or indirectly through our customers and third-party payers, subject to various federal and state fraud and abuse laws, including, without limitation, the federal Anti-Kickback Statute. These laws may impact, among other things, our proposed sales, marketing and education programs, and these laws have been applied to restrict certain marketing practices in the biopharmaceutical industry. In addition, we may be subject to patient privacy regulation by both the U.S. federal government and the states in which we conduct our business. The laws that may affect our ability to operate include the following:

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The federal Anti-Kickback Statute prohibits, among other things, knowingly and willfully offering, paying, soliciting, or receiving remuneration to induce or in return for purchasing, leasing, ordering, or arranging for the purchase, lease, or order of any health care item or service reimbursable under Medicare, Medicaid, or other federally financed healthcare programs. This statute has been interpreted to apply to arrangements between pharmaceutical manufacturers on the one hand and prescribers, purchasers and formulary managers on the other. Although there are a number of statutory exemptions and regulatory safe harbors protecting certain common activities from prosecution, the exemptions and safe harbors are drawn narrowly. Practices that involve remuneration that may be alleged to be intended to induce prescribing, purchases or recommendations may be subject to scrutiny if they do not qualify for an exemption or safe harbor. Our practices may not in all cases meet all of the criteria for safe harbor protection from anti-kickback liability. In addition, a person or entity does not need to have actual knowledge of the statute or specific intent to violate it in order to have committed a violation. Moreover, a claim including items or services resulting from a violation of the federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the federal civil False Claims Act.

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The federal False Claims Act prohibits any person or entity from knowingly presenting, or causing to be presented, to the federal government a claim for payment or approval that is false or fraudulent or from knowingly making a false statement to avoid, decrease or conceal an obligation to pay money to the federal government. Several pharmaceutical and other health-care companies have been prosecuted under these laws for allegedly providing free product to customers with the expectation that the customers would bill federal programs for the product. Other companies have been prosecuted for causing false claims to be submitted because of off-label promotion. Private parties may initiate qui tam whistleblower lawsuits against any person or entity under the False Claims Act in the name of the government and share in the proceeds of the lawsuit.

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The federal Health Insurance Portability and Accountability Act of 1996, or HIPAA, imposes criminal and civil liability for knowingly and willfully executing, or attempting to execute, a scheme to defraud any healthcare benefit program, or knowingly and willfully falsifying, concealing or covering up a material fact or making any materially false statement in connection with the delivery of, or payment for, healthcare benefits, items or services; similar to the federal Anti- Kickback Statute, a person or entity does not need to have actual knowledge of the statute or specific intent to violate it in order to have committed a violation.

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HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009, or HITECH, and its implementing regulations impose certain obligations, including mandatory contractual terms, with respect to safeguarding the privacy, security and transmission of individually identifiable health information without appropriate authorization on covered entities, such as health plans, healthcare clearinghouses and healthcare providers as well as their business associates that perform certain services involving the use or disclosure of individually identifiable health information.

•	The federal Food, Drug and Cosmetic Act, or FDCA, prohibits, among other things, the adulteration or misbranding of drugs and medical devices.

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The federal Physician Payments Sunshine Act, and its implementing regulations require manufacturers of drugs, devices, biologics and medical supplies that are reimbursable under Medicare, Medicaid, or the Children’s Health Insurance Program to report annually to the Centers for Medicare and Medicaid Services information related to payments and other transfers of value to physicians, other healthcare providers, and teaching hospitals, as well as ownership and investment interests held by physicians and other healthcare providers and their immediate family members.

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Analogous state laws and regulations include: state anti-kickback and false claims laws, which may apply to our business practices, including but not limited to, research, distribution, sales and marketing arrangements and claims involving healthcare items or services reimbursed by any third-party payer, including private insurers; state laws that require pharmaceutical companies to comply with the pharmaceutical industry’s voluntary compliance guidelines and the relevant compliance guidance promulgated by the U.S. federal government, or otherwise restrict payments that may be made to healthcare providers and other potential referral sources; state laws and regulations that require drug manufacturers to file reports relating to pricing and marketing information and that require tracking gifts and other remuneration and items of value provided to healthcare professionals and entities; and state laws governing the privacy and security of health information in certain circumstances, many of which differ from each other in significant ways and often are not preempted by HIPAA, thus complicating compliance efforts.

Ensuring that our future business arrangements with third parties comply with applicable healthcare laws and regulations could involve substantial costs. If our operations are found to be in violation of any of the laws described above or any other governmental laws and regulations that may apply to us, we may be subject to significant penalties, including civil, criminal and administrative penalties, damages, fines, disgorgement, individual imprisonment, exclusion from government-funded healthcare programs, such as Medicare and Medicaid, additional reporting obligations and oversight if we become subject to a corporate integrity agreement or other agreement to resolve allegations of non-compliance with these laws, and the curtailment or restructuring of our operations. It is possible that some of our business activities could be subject to challenge under one or more of these laws, which could have a material adverse effect on our business, financial condition and results of operations.
We cannot predict the likelihood, nature or extent of government regulation that may arise from future legislation or administrative or executive action, either in the United States or abroad. For example, certain policies of the Trump administration may impact our business and industry. Namely, the Trump administration has taken several executive actions, including the issuance of a number of Executive Orders, that could impose significant burdens on, or otherwise materially delay, FDA’s ability to engage in routine regulatory and oversight activities such as implementing statutes through rulemaking, issuance of guidance, and review and approval of marketing applications. Notably, on January 30, 2017, President Trump issued an Executive Order, applicable to all executive agencies, including the FDA, that requires that for each notice of proposed rulemaking or final regulation to be issued in fiscal year 2017, the agency shall identify at least two existing regulations to be repealed, unless prohibited by law. These requirements are referred to as the “two-for-one” provisions. This Executive Order includes a budget neutrality provision that requires the total incremental cost of all new regulations in the 2017 fiscal year, including repealed regulations, to be no greater than zero, except in limited circumstances. For fiscal years 2018 and beyond, the Executive Order requires agencies to identify regulations to offset any incremental cost of a new regulation and approximate the total costs or savings associated with each new regulation or repealed regulation. In interim guidance issued by the Office of Information and Regulatory Affairs within OMB on February 2, 2017, the administration indicates that the “two-for-one” provisions may apply not only to agency regulations, but also to significant agency guidance documents. Further, on February 24, 2017, President Trump issued an Executive Order requiring each agency to designate a regulatory reform officer and create a regulatory reform task force to evaluate existing regulations and make recommendations regarding their repeal, replacement, or modification. It is difficult to predict how these requirements will be implemented, and the extent to which they will impact the FDA’s ability to exercise its regulatory authority. If these executive actions impose constraints on FDA’s ability to engage in oversight and implementation activities in the normal course, our business may be negatively impacted.
Healthcare legislative reform measures may have a material adverse effect on our business and results of operations.
The U.S. and some foreign jurisdictions are considering or have enacted a number of additional legislative and regulatory proposals to change the healthcare system in ways that could affect our ability to sell our products profitably. Among policy makers and payors in the United States and elsewhere, there is significant interest in promoting changes in healthcare systems with the stated goals of containing healthcare costs, improving quality and/or expanding access. For example, in the United States, the pharmaceutical industry has been affected by the passage of the Patient Protection and Affordable Care Act, or the ACA, which, among other things, imposed new fees on entities that manufacture or import certain branded prescription drugs and expanded pharmaceutical manufacturer obligations to provide discounts and rebates to certain government programs. There have been judicial and congressional challenges to certain aspects of the ACA. In January 2017, President Trump signed an Executive Order directing federal agencies with authorities and responsibilities under the ACA to waive, defer, grant exemptions from, or delay the implementation of any provision of the ACA that would impose a fiscal or regulatory burden on states, individuals, healthcare providers, health insurers, or manufacturers of pharmaceuticals or medical devices. The U.S. House of Representatives passed legislation known as the American Health Care Act of 2017 in May 2017. More recently, the Senate Republicans proposed multiple bills to repeal or repeal and replace portions of the ACA. Although none of these measure has successfully passed both houses of Congress to date, Congress may consider other legislation to repeal and replace elements of the ACA. In addition, there has been particular and increasing legislative and enforcement interest in the United States with respect to specialty drug pricing practices in recent years, particularly with respect to drugs that have been subject to relatively large price increases over relatively short time periods. There have been several recent U.S. Congressional inquiries and proposed bills designed to, among other things, bring more transparency to drug pricing, review the relationship between pricing and manufacturer patient programs, and reform government program reimbursement methodologies for drugs. In the future, there will likely continue to be proposals relating to the reform of the U.S. healthcare system, some of which could further limit coverage and reimbursement of drug products, including our product candidates. Any reduction in reimbursement from Medicare or other government programs may result in a similar reduction in payments from private payors. The implementation of cost containment measures or other healthcare reforms may prevent us from being able to generate revenue, attain profitability or commercialize our products.
We cannot predict the likelihood, nature or extent of government regulation that may arise from future legislative or administrative action, either in the United States or abroad.
Individual states have become increasingly aggressive in passing legislation and implementing regulations designed to control pharmaceutical and biological product pricing, including price or patient reimbursement constraints, discounts, restrictions on certain product access, and marketing cost disclosure and transparency measures and to encourage importation from other countries and bulk purchasing. Legally mandated price controls on payment amounts by third-party payers or other restrictions could harm our business, results of operations, financial condition and prospects. In addition, regional healthcare authorities and individual hospitals are increasingly using bidding procedures to determine which pharmaceutical products and suppliers will be included in their prescription drug and other healthcare programs. This could reduce ultimate demand for our products or put pressure on our product pricing, which could negatively affect our business, results of operations, financial condition and prospects.
In addition, given recent federal and state government initiatives directed at lowering the total cost of health care, Congress and state legislatures will likely continue to focus on healthcare reform, the cost of prescription drugs and biologics and the reform of the Medicare and Medicaid programs. While we cannot predict the full outcome of any such legislation, it may result in decreased reimbursement for drugs and biologics, which may further exacerbate industry-wide pressure to reduce prescription drug prices. This could harm our ability to generate revenues. In addition, legislation has been introduced in Congress that, if enacted, would permit more widespread importation or re-importation of pharmaceutical products from foreign countries into the United States, including from countries where the products are sold at lower prices than in the United States. Such legislation, or similar regulatory changes, could put competitive pressure on our ability to profitably price our products, which, in turn, could adversely affect our business, results of operations, financial condition and prospects. Alternatively, in response to legislation such as this, we might elect not to seek approval for or market our products in foreign jurisdictions in order to minimize the risk of re-importation, which could also reduce the revenue we generate from our product sales. It is also possible that other legislative proposals having similar effects will be adopted.

Furthermore, regulatory authorities’ assessment of the data and results required to demonstrate safety and efficacy can change over time and can be affected by many factors, such as the emergence of new information, including on other products, changing policies and agency funding, staffing and leadership. We cannot be sure whether future changes to the regulatory environment will be favorable or unfavorable to our business prospects. For example, average review times at the FDA for marketing approval applications have fluctuated over the last 10 years, and we cannot predict the review time for any of our submissions with any regulatory authorities. In addition, review times can be affected by a variety of factors, including budget and funding levels and statutory, regulatory and policy changes.
We use hazardous materials in our business and must comply with environmental laws and regulations, which can be expensive.
Our research and development involves the controlled use of hazardous materials, chemicals, various active microorganisms and volatile organic compounds, and we may incur significant costs as a result of the need to comply with numerous laws and regulations. We are subject to laws and regulations enforced by the FDA, the Drug Enforcement Agency, foreign health authorities and other regulatory requirements, including the Occupational Safety and Health Act, the Environmental Protection Act, the Toxic Substances Control Act, the Food, Drug and Cosmetic Act, the Resource Conservation and Recovery Act, and other current and potential federal, state, local and foreign laws and regulations governing the use, manufacture, storage, handling and disposal of our products, materials used to develop and manufacture our product candidates, and resulting waste products. Although we believe that our safety procedures for handling and disposing of such materials, and for killing any unused microorganisms before disposing of them, comply with the standards prescribed by state and federal regulations, the risk of accidental contamination or injury from these materials cannot be completely eliminated. In the event of such an accident, we could be held liable for any damages that result and any such liability could exceed our resources.
Financial Risks
Despite our profitable fiscal year ended December 31, 2014, we have a history of net losses. We incurred a net loss for the years ended December 31, 2015 and 2016 and expect to continue to incur net losses for the foreseeable future, and we may never achieve or maintain profitability in the future.
We were profitable in the year ended December 31, 2014, primarily as a result of upfront payments under the Genentech Agreement and the Merck Agreement. We are not entitled to receive any additional upfront payments under these licensing or collaboration agreements. Any future milestone payments under the Genentech Agreement depend on our achievement of specific milestones, and any royalties depend on successful commercialization of licensed products. The potential milestone and royalty payments under the Genentech Agreement are highly uncertain and dependent on many factors outside of our control related to possible future clinical trials and commercialization. We do not expect any milestone or royalty payments under these or other agreements, if any, to be sufficient to make us profitable in future years. As a result of these and other factors, we incurred a net loss of $85.2 million for the year ended December 31, 2016 and we do not expect to be profitable for the foreseeable future. If we had not received the upfront payments under the Genentech Agreement and the Merck Agreement, we would have incurred a net loss for the year ended December 31, 2014. We anticipate that we will continue to incur operating losses over the next several years as we expand both our commercialization activities and our discovery and research activities.
Because of the numerous risks and uncertainties associated with biopharmaceutical product development and commercialization, we are unable to accurately predict the timing or amount of future expenses or when, or if, we will be able to achieve or maintain profitability. Currently, we have no products approved for commercial sale, and to date we have not generated any product revenue. We have financed our operations primarily through the sale of equity securities, government grants, economic development loans and capital lease and equipment financing. The size of our future net losses will depend, in part, on the rate of growth or contraction of our expenses and the level and rate of growth, if any, of our revenues. Our ability to achieve profitability in future years is dependent on our ability, alone or with others, to complete the development of our products successfully, obtain the required regulatory approvals, manufacture and market our proposed products successfully or have such products manufactured and marketed by others and gain market acceptance for such products. There can be no assurance as to whether or when we will achieve profitability.
We may require substantial additional capital in the future. If additional capital is not available, we will have to delay, reduce or cease operations.
Development of our product candidates will require substantial additional funds to conduct research, development and clinical trials necessary to bring such product candidates to market and to establish manufacturing, marketing and distribution capabilities, either internally or through collaborations with third parties. Our future capital requirements will depend on many factors, including, among others:

•	the scope, rate of progress, results and costs of our preclinical studies, clinical trials and other research and development activities;

•	the scope, rate of progress and costs of our manufacturing development and commercial manufacturing activities;

•	the cost, timing and outcomes of regulatory proceedings (including FDA review of any BLA or NDA we file);

•	payments required with respect to development milestones we achieve under our in-licensing agreements;

•	the costs involved in preparing, filing, prosecuting, maintaining and enforcing patent claims, including litigation costs and the outcome of such litigation;

•	the costs associated with commercializing our product candidates, if they receive regulatory approval;

•	the cost of manufacturing our product candidates and any products we commercialize;

•	the cost and timing of developing our ability to establish sales and marketing capabilities;

•	competing technological efforts and market developments;

•	changes in our existing research relationships;

•	our ability to establish and maintain strategic collaborations, licensing or other arrangements and the financial terms of such arrangements;

•	the timing and receipt of revenues from existing or future products, if any; and

•	payments received under any future strategic collaborations.
We anticipate that we will continue to generate significant losses in the future as we incur expenses to complete our clinical trial programs for our product candidates, develop our pipeline and pursue regulatory approval of our product candidates. We believe that our existing cash and cash equivalents will allow us to fund our operating plan through the third quarter of 2019, without giving effect to the proceeds of this offering. However, our operating plan may change as a result of factors currently unknown to us.
There can be no assurance that our revenue and expense forecasts will prove to be accurate, and any change in the foregoing assumptions could require us to obtain additional financing earlier than anticipated. There is a risk of delay or failure at any stage of developing a product candidate, and the time required and costs involved in successfully accomplishing our objectives cannot be accurately predicted. Actual drug research and development costs could substantially exceed budgeted amounts, which could force us to delay, reduce the scope of or eliminate one or more of our research or development programs.
We are party to license agreements with various parties pursuant to which we have obtained licenses to certain patents, patent applications and other intellectual property related to our product candidates and product development efforts. Pursuant to most of these license agreements, we are obligated to make aggregate payments ranging from approximately $200,000 to $4.3 million under our license agreements (and in some cases, for each product candidate in such license) upon achievement of development and regulatory approval milestones specified in the applicable license. The timing of our achievement of these events and corresponding milestone payments to our licensors is subject to factors relating to the clinical and regulatory development and commercialization of our product candidates, many of which are beyond our control. We may become obligated to make a milestone payment when we do not have the cash on hand to make such payment, which could require us to delay our clinical trials, curtail our operations, scale back our commercialization or marketing efforts or seek funds to meet these obligations on terms unfavorable to us.
We may never be able to generate a sufficient amount of product revenue to cover our expenses. Until we do, we expect to seek additional funding through public or private equity or debt financings, collaborative relationships, capital lease transactions or other available financing transactions. However, there can be no assurance that additional financing will be available on acceptable terms, if at all, and such financings could be dilutive to existing stockholders. Moreover, in the event that additional funds are obtained through arrangements with collaborators, such arrangements may require us to relinquish rights to certain of our technologies, product candidates or products that we would otherwise seek to develop or commercialize ourselves.
If adequate funds are not available, we may be required to delay, reduce the scope of or eliminate one or more of our research or development programs. Our failure to obtain adequate financing when needed and on acceptable terms would have a material adverse effect on our business, financial condition and results of operations.

Even though we have received governmental support in the past, we may not continue to receive support at the same level or at all.
We have received significant financial assistance, primarily in the form of forgivable loans, from state and local governments. We have also received significant financial assistance, primarily in the form of grants and contracts, from federal agencies to support our infectious disease research. There can be no assurance that we will continue to receive the same level of assistance from these or other government agencies, if at all.
Through our subsidiary, BioProtection Systems Corporation, or BPS, we have received funding from multiple government agencies for our Ebola vaccine product candidate development efforts. There is no guarantee that we will receive sufficient, or any, future grant funding to meet our obligations related to our Ebola vaccine development or that we or Merck will succeed in developing an Ebola vaccine. The termination of a United States government grant, contract or relationship as a result of our failure to satisfy any of our obligations under the grants or contracts would have a negative impact on our operations and harm our reputation and ability to procure government contracts. Additionally, there can be no assurance that we will secure comparable contracts with, or grants from, the United States government in the future.
Changes in our effective income tax rate could adversely affect our results of operations in the future.
For the six months ended June 30, 2017 we have a tax benefit due to our ability to carry net operating losses back to the year ended December 31, 2015 which was subject to federal income taxes in the United States. Our effective income tax rate, as well as our relative domestic and international tax liabilities, will depend in part on the allocation of any future income among different jurisdictions. In addition, various factors may have favorable or unfavorable effects on our effective income tax rate in individual jurisdictions or in the aggregate. These factors include whether tax authorities agree with our interpretations of existing tax laws, any required accounting for stock options and other share-based compensation, changes in tax laws and rates, our future levels of research and development spending, changes in accounting standards, changes in the mix of any future earnings in the various tax jurisdictions in which we may operate, the outcome of any examinations by the U.S. Internal Revenue Service or other tax authorities, the accuracy of our estimates for unrecognized tax benefits and realization of deferred tax assets and changes in overall levels of pre-tax earnings. The effect on our income tax liabilities resulting from the above-mentioned factors or other factors could have a material adverse effect on our results of operations.
Risks Relating to Competition
We compete in an industry characterized by extensive research and development efforts and rapid technological progress. New discoveries or commercial developments by our competitors could render our potential products obsolete or non-competitive.
New developments occur and are expected to continue to occur at a rapid pace, and there can be no assurance that discoveries or commercial developments by our competitors will not render some or all of our potential products obsolete or non-competitive, which would have a material adverse effect on our business, financial condition and results of operations.
We expect to compete with fully integrated and well-established pharmaceutical and biotechnology companies in the near and long term. Most of these companies have substantially greater financial, research and development, manufacturing and marketing experience and resources than we do and represent substantial long-term competition for us. Such companies may succeed in discovering and developing pharmaceutical products more rapidly than we do or pharmaceutical products that are safer, more effective or less costly than any that we may develop. Such companies also may be more successful than we are in production and marketing. Smaller companies may also prove to be significant competitors, particularly through collaborative arrangements with large pharmaceutical and established biotechnology companies. Academic institutions, governmental agencies and other public and private research organizations also conduct clinical trials, seek patent protection and establish collaborative arrangements for the development of oncology products.
We may face competition based on product efficacy and safety, the timing and scope of regulatory approvals, availability of supply, marketing and sales capabilities, reimbursement coverage, price and patent position. There can be no assurance that our competitors will not develop safer and more effective products, commercialize products earlier than we do, or obtain patent protection or intellectual property rights that limit our ability to commercialize our products.
There can be no assurance that our issued patents or pending patent applications, if issued, will not be challenged, invalidated or circumvented or that the rights granted thereunder will provide us with proprietary protection or a competitive advantage.

The biotechnology and pharmaceutical industries are intensely competitive and subject to rapid and significant technological change. Many of the products that we are attempting to develop and commercialize will be competing with existing therapies. In addition, a number of companies are pursuing the development of pharmaceuticals that target the same diseases and conditions that we are targeting. We face competition from pharmaceutical and biotechnology companies both in the United States and abroad. Our competitors may utilize discovery technologies and techniques or collaborate with third parties in order to develop products more rapidly or successfully than we or our collaborators are able to do. Many of our competitors, particularly large pharmaceutical companies, have substantially greater financial, technical and human resources than we do. In addition, academic institutions, government agencies and other public and private organizations conducting research may seek patent protection with respect to potentially competitive products or technologies and may establish exclusive collaborative or licensing relationships with our competitors.
We face intense competition in our development activities. We face competition from many companies in the United States and abroad, including a number of large pharmaceutical companies, firms specialized in the development and production of vaccines, checkpoint inhibitors, and other immunotherapies, and major universities and research institutions. Many companies have entered into the field of immuno-oncology and are developing or commercializing products in areas that we have targeted for product development. Some of these products use therapeutic approaches that may compete directly with our product candidates. Most of our competitors possess substantially greater financial, technical and human resources than we possess. In addition, many of our competitors have significantly greater experience than we have in conducting preclinical and nonclinical testing and human clinical trials of product candidates, scaling up manufacturing operations and obtaining regulatory approvals of drugs and manufacturing facilities. Accordingly, our competitors may succeed in obtaining regulatory approval for drugs more rapidly than we do. We may also be adversely effected by the clinical trial results of our competitors. For example, if a competitor announces inconclusive or negative clinical trial results with respect to an IDO pathway inhibitor, expectations about IDO pathway inhibitors may be generally impacted and we may experience difficulty in enrolling patients in our indoximod trials. If we obtain regulatory approval and launch commercial sales of our product candidates, we also will compete with respect to manufacturing efficiency and sales and marketing capabilities, areas in which we currently have limited experience.
We also face competition from pharmaceutical and biotechnology companies, academic institutions, government agencies and private research organizations in recruiting and retaining highly qualified scientific personnel and consultants and in the development and acquisition of technologies. Moreover, technology controlled by third parties that may be advantageous to our business may be acquired or licensed by our competitors, thereby preventing us from obtaining technology on commercially reasonable terms, if at all. We will also compete for the services of third parties that may have already developed or acquired internal biotechnology capabilities or made commercial arrangements with other biopharmaceutical companies to target the diseases on which we have focused both inside and outside of the United States.
Our competitive position will also depend upon our ability to attract and retain qualified personnel, obtain patent protection or otherwise develop proprietary products or processes and secure sufficient capital resources for the often lengthy period between technological conception and commercial sales. We will require substantial capital resources to complete development of some or all of our products, obtain the necessary regulatory approvals and successfully manufacture and market our products. In order to secure capital resources, we may elect to sell additional capital stock, which would dilute the holdings of existing stockholders. We may also attempt to obtain funds through research grants and agreements with commercial collaborators. However, these types of financings are uncertain because they are at the discretion of the organizations and companies that control the funds. Accordingly, we may not receive any additional funds from grants or collaborations.
Research and discoveries by others may result in breakthroughs that render indoximod, navoximod, HyperAcute Cellular Immunotherapy product candidates, or our other potential products obsolete even before they begin to generate any revenue. If the FDA approves the commercial sale of any of our product candidates, we will also be competing with respect to marketing capabilities and manufacturing efficiency, areas in which we have limited or no experience. We expect that competition among products approved for sale will be based, among other things, on product efficacy, price, safety, reliability, availability, patent protection, and sales, marketing and distribution capabilities. Our profitability and financial position will suffer if our products receive regulatory approval but cannot compete effectively in the marketplace.
Our infectious disease product candidates face significant competition for United States government funding for both development and procurement of vaccines against infectious diseases, medical countermeasures for biological, chemical and nuclear threats, diagnostic testing systems and other emergency preparedness countermeasures. Public and private biopharmaceutical companies, academic institutions, government agencies, private research organizations and public research organizations are conducting research and filing patents toward commercialization of products.

Our future products, if any, may not be accepted in the marketplace and therefore, we may not be able to generate significant revenue, or any revenue.
Even if our potential products are approved for sale, physicians and the medical community may not ultimately use them or may use them only in applications more restricted than we expect. Our future products, if successfully developed, will compete with a number of traditional immuno-oncology products manufactured and marketed by major pharmaceutical and other biotechnology companies. Our products will also compete with new products currently under development by such companies and others. Physicians will prescribe a product only if they determine, based on experience, clinical data, side effect profiles and other factors, that it is beneficial as compared to other products currently in use. Many other factors influence the adoption of new products, including marketing and distribution restrictions, course of treatment, adverse publicity, product pricing, the views of thought leaders in the medical community and reimbursement by government and private third-party payers.
Risks Relating to Our Arrangements with Third Parties
We rely on third parties to conduct our preclinical studies and our clinical trials. If these third parties do not perform as contractually required or expected, we may not be able to obtain regulatory approval for our product candidates, or we may be delayed in doing so.
We do not have the ability to conduct preclinical studies or clinical trials independently for our product candidates. We must rely on third parties, such as contract research organizations, medical institutions, academic institutions, clinical investigators and contract laboratories, as well as our strategic collaborators and the third parties that they may use, to conduct our preclinical studies and clinical trials. Other than to the extent that Merck is responsible for clinical trials of our Ebola vaccine product candidate and Genentech is responsible for clinical trials that it conducted on navoximod prior to terminating its rights to navoximod and for any clinical trials that it may conduct on next generation IDO/TDO inhibitor products, we are responsible for confirming that our studies are conducted in accordance with applicable regulations and that each of our clinical trials is conducted in accordance with its general investigational plan and protocol. The FDA requires us to comply with GLP for conducting and recording the results of our preclinical studies and with GCP for conducting, monitoring, recording and reporting the results of clinical trials, to assure that data and reported results are accurate and that the clinical trial participants are adequately protected. Our reliance on third parties does not relieve us of these responsibilities. If the third parties conducting our clinical trials do not perform their contractual duties or obligations, do not meet expected deadlines, fail to comply with GCP, do not adhere to our clinical trial protocols or otherwise fail to generate reliable clinical data, we may need to enter into new arrangements with alternative third parties and our clinical trials may be more costly than expected or budgeted, be extended, delayed or terminated or may need to be repeated, and we may not be able to obtain regulatory approval for or to commercialize the product candidate being tested in such trials, or may be delayed in doing so.
Further, if our contract manufacturers are not in compliance with regulatory requirements at any stage, including post-marketing approval, we may be fined, forced to remove a product from the market and/or experience other adverse consequences, including delays, which could materially harm our business.
We are also dependent on Genentech and Merck for the development of the product candidates that are the subject of the Genentech Agreement and the Merck Agreement. If either company does not succeed in advancing any product candidate to final approval, or decides to discontinue its collaboration with us, such failure or decision, could materially harm our business.
If we fail to enter into any needed collaboration agreements for our product candidates, or if we enter into collaborations that are ultimately unsuccessful, we may be unable to commercialize any potential product effectively or at all.
To successfully commercialize any potential product, we will need substantial financial resources as well as expertise and physical resources and systems. We may elect to develop some or all of these physical resources and systems and expertise ourselves or we may seek to collaborate with another company that can provide some or all of such physical resources and systems as well as financial resources and expertise, as we did in the case of the Genentech Agreement and the Merck Agreement. Such collaborations are complex, and any potential discussions may not result in a definitive agreement for many reasons. For example, whether we reach a definitive agreement for a collaboration will depend, among other things, upon our assessment of the collaborator’s resources and expertise, the terms and conditions of the proposed collaboration, and the proposed collaborator’s evaluation of a number of factors. Those factors may include the design or results of our clinical trials, the potential market for the subject product candidates, the costs and complexities of manufacturing and delivering the potential product to patients, the potential of competing products, the existence of uncertainty with respect to ownership or the coverage of our technology, which can exist if there is a challenge to such ownership without regard to the merits of the challenge and industry and market conditions generally. If we were to determine that a collaboration for a potential product is necessary or beneficial and were unable to enter into such a collaboration on acceptable terms, we might elect to delay or scale back the commercialization of the potential product in order to preserve our financial resources or to allow us adequate time to develop the required physical resources and systems and expertise ourselves.
If we enter into a collaboration agreement we consider acceptable, including the Genentech Agreement to develop and commercialize next generation IDO/TDO inihibitors and the Merck Agreement to commercialize our Ebola vaccine product candidate, the collaboration may not proceed as quickly, smoothly or successfully as we plan. The risks in a collaboration agreement include the following:

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the collaborator may not apply the expected financial resources, efforts or required expertise in developing the physical resources and systems necessary to successfully commercialize the subject potential product;

•	the collaborator may not invest in the development of a sales and marketing force and the related infrastructure at levels that ensure that sales of the potential product reach their full potential;

•	disputes may arise between us and a collaborator that delay the commercialization or adversely affect its sales or profitability of the potential product; or

•	the collaborator may independently develop, or develop with third parties, products that could compete with the potential product.
Under the Genentech Agreement, the Merck Agreement and any other collaboration for our product candidates, we will be dependent on our collaborators’ performance of their responsibilities and their cooperation with us. Our collaborators may not perform their obligations under our agreements with them or otherwise cooperate with us. We cannot control whether our collaborators will devote the necessary resources to the activities contemplated by our collaborative agreements, nor can we control the timing of their performance. Our collaborators may choose to pursue existing or alternative technologies in preference to those being developed in collaboration with us. Disputes may arise between us and our collaborators that delay the development and commercialization of our product candidates, and such disputes may be difficult and costly to resolve or may not be resolved. In addition, a collaborator for the potential product may have the right to terminate the collaboration at its discretion, or to discontinue development of a particular product candidate. For example, in June 2017, Genentech gave notice that it is terminating the Genentech Agreement with respect to navoximod. Further, Genentech has the right to terminate the remainder of the Genentech Agreement for any reason, and Merck has the right to terminate the Merck Agreement for any reason, in each case, after a specified advance notice period. Any termination may require us to seek a new collaborator, which we may not be able to do on a timely basis, if at all, or may require us to delay or scale back the development or commercialization efforts. The occurrence of any of these events could adversely affect the development or commercialization of the potential product and materially harm our business and stock price by delaying the sale of any product that may be approved by the FDA in the future, by slowing the growth of such sales, by reducing the profitability of the product and/or by adversely affecting the reputation of the product.
We may explore strategic collaborations that may never materialize or may fail.
We may, in the future, periodically explore a variety of possible strategic collaborations in an effort to gain access to additional product candidates or resources. At the current time, we cannot predict what form such a strategic collaboration might take. We are likely to face significant competition in the process of seeking appropriate strategic collaborators, and such collaborations can be complicated and time consuming to negotiate and document. We may not be able to negotiate strategic collaborations on acceptable terms, or at all. We are unable to predict when, if ever, we will enter into any additional strategic collaborations because of the numerous risks and uncertainties associated with establishing them.
We are required under the AstraZeneca Agreement, Genentech Agreement and the Merck Agreement, and we may be required under other collaborations, to relinquish important rights to and control over the development of our product candidates to our collaborators or otherwise be subject to unfavorable terms.
Our collaborations, including any future strategic collaborations we enter into, could subject us to a number of risks, including:

•	we may be required to undertake the expenditure of substantial operational, financial and management resources;

•
other than under the AstraZeneca Agreement, Genentech Agreement and the Merck Agreement, we may be required to issue equity securities that would dilute our existing stockholders’ percentage ownership;

•	we may be required to assume substantial actual or contingent liabilities;

•	we may not be able to control the amount and timing of resources that our strategic collaborators devote to the development or commercialization of our product candidates;

•
strategic collaborators may delay clinical trials, provide insufficient funding, terminate a clinical trial or abandon a product candidate, repeat or conduct new clinical trials or require a new version of a product candidate for clinical testing;

•
strategic collaborators may not pursue further development and commercialization of products resulting from the strategic collaboration arrangement or may elect to discontinue research and development programs;

•	strategic collaborators may not commit adequate resources to the marketing and distribution of our product candidates, limiting our potential revenues from these products;

•
disputes may arise between us and our strategic collaborators that result in the delay or termination of the research, development or commercialization of our product candidates or that result in costly litigation or arbitration that diverts management’s attention and consumes resources;

•	strategic collaborators may experience financial difficulties;

•
strategic collaborators may not properly maintain or defend our intellectual property rights or may use our proprietary information in a manner that could jeopardize or invalidate our proprietary information or expose us to potential litigation;

•
business combinations or significant changes in a strategic collaborator’s business strategy may also adversely affect a strategic collaborator’s willingness or ability to complete its obligations under any arrangement;

•	strategic collaborators could decide to move forward with a competing product candidate developed either independently or in collaboration with others, including our competitors; and

•	strategic collaborators could terminate the arrangement or allow it to expire, which would delay the development and may increase the cost of developing our product candidates.
Risks Relating to Protecting Our Intellectual Property
If we are unable to protect our proprietary rights or to defend against infringement claims, we may not be able to compete effectively or operate profitably.
Our success will depend, in part, on our ability to obtain patents, operate without infringing the proprietary rights of others and maintain trade secrets, both in the United States and other countries. Patent matters in the biotechnology and pharmaceutical industries can be highly uncertain and involve complex legal and factual questions. Accordingly, the validity, breadth, and enforceability of our patents and the existence of potentially blocking patent rights of others cannot be predicted, either in the United States or in other countries.
There can be no assurance that we will discover or develop patentable products or processes, or that patents will issue from any of the currently pending patent applications or that claims granted on issued patents will be sufficient to protect our technology or adequately cover the products we may actually sell. Potential competitors or other researchers in the field may have filed patent applications, been issued patents, published articles or otherwise created prior art that could restrict or block our efforts to obtain additional patents. There also can be no assurance that our issued patents or pending patent applications, if issued, will not be challenged, invalidated, rendered unenforceable or circumvented or that the rights granted thereunder will provide us with proprietary protection or competitive advantages. Our patent rights also depend on our compliance with technology and patent licenses upon which our patent rights are based and upon the validity of assignments of patent rights from consultants and other inventors that were, or are, not employed by us.
In addition, competitors may manufacture and sell our potential products in those foreign countries where we have not filed for patent protection or where patent protection may be unavailable, not obtainable or ultimately not enforceable. In addition, even where patent protection is obtained, third-party competitors may challenge our patent claims in the various patent offices, for example via opposition in the European Patent Office or reexamination or interference proceedings in the United States Patent and Trademark Office, or USPTO. The ability of such competitors to sell such products in the United States or in foreign countries where we have obtained patents is usually governed by the patent laws of the countries in which the product is sold.
We will incur significant ongoing expenses in maintaining our patent portfolio. Should we lack the funds to maintain our patent portfolio or to enforce our rights against infringers, we could be adversely impacted. Even if claims of infringement are without merit, any such action could divert the time and attention of management and impair our ability to access additional capital and/or cost us significant funds to defend.

Patent reform legislation could increase the uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of our issued patents.
On September 16, 2011, the Leahy-Smith America Invents Act, or the Leahy-Smith Act, was signed into law. The Leahy-Smith Act includes a number of significant changes to United States patent law. These include provisions that affect the way patent applications will be prosecuted and may also affect patent litigation. The United States Patent and Trademark Office has developed regulations and procedures to govern administration of the Leahy-Smith Act, but many of the substantive changes to patent law associated with the Leahy-Smith Act, particularly the first-inventor-to-file provisions, only became effective 18 months after its enactment. Accordingly, it is not clear what, if any, impact the Leahy-Smith Act will have on the operation of our business. However, the Leahy-Smith Act and its implementation could increase the uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of our issued patents, all of which could have a material adverse effect on our business and financial condition.
We may be subject to litigation with respect to the ownership and use of intellectual property that will be costly to defend or pursue and uncertain in its outcome.
Our success also will depend, in part, on our refraining from infringing patents or otherwise violating intellectual property owned or controlled by others. Pharmaceutical companies, biotechnology companies, universities, research institutions, and others may have filed patent applications or have received, or may obtain, issued patents in the United States or elsewhere relating to aspects of our technology. It is uncertain whether the issuance of any third-party patents will require us to alter our products or processes, obtain licenses, or cease certain activities. Some third-party applications or patents may conflict with our issued patents or pending applications. Any such conflict could result in a significant reduction of the scope or value of our issued or licensed patents.
In addition, if patents issued to other companies contain blocking, dominating or conflicting claims and such claims are ultimately determined to be valid, we may be required to obtain licenses to these patents or to develop or obtain alternative non-infringing technology and cease practicing those activities, including potentially manufacturing or selling any products deemed to infringe those patents. If any licenses are required, there can be no assurance that we will be able to obtain any such licenses on commercially favorable terms, if at all, and if these licenses are not obtained, we might be prevented from pursuing the development and commercialization of certain of our potential products. Our failure to obtain a license to any technology that we may require to commercialize our products on favorable terms may have a material adverse impact on our business, financial condition and results of operations.
Litigation, which could result in substantial costs to us (even if determined in our favor), may also be necessary to enforce any patents issued or licensed to us or to determine the scope and validity of the proprietary rights of others. There can be no assurance that our issued or licensed patents would be held valid by a court of competent jurisdiction or that any third party would be found to infringe our patents.
In addition, if our competitors filed patent applications in the United States that claim technology also claimed by us, and such applications were filed before the Leahy-Smith Act took effect, we may have to participate in interference proceedings to determine priority of invention. These proceedings, if initiated by the USPTO, could result in substantial cost to us, even if the eventual outcome is favorable to us. Such proceedings can be lengthy; are costly to defend and involve complex questions of law and fact, the outcomes of which are difficult to predict. An adverse outcome with respect to a third party claim or in an interference proceeding could subject us to significant liabilities, require us to license disputed rights from third parties, or require us to cease using such technology, any of which could have a material adverse effect on our business, financial condition and results of operations.
We also rely on trade secrets to protect technology, especially where patent protection is not believed to be appropriate or obtainable or where patents have not issued. We attempt to protect our proprietary technology and processes, in part, with confidentiality agreements and assignment of invention agreements with our employees and confidentiality agreements with our consultants and certain contractors. There can be no assurance that these agreements will not be breached, that we would have adequate remedies for any breach, or that our trade secrets will not otherwise become known or be independently discovered by competitors. We may fail in certain circumstances to obtain the necessary confidentiality agreements, or their scope or term may not be sufficiently broad to protect our interests.
If our trade secrets or other intellectual property becomes known to our competitors, it could result in a material adverse effect on our business, financial condition and results of operations. To the extent that we or our consultants or research collaborators use intellectual property owned by others in work for us, disputes may also arise as to the rights to related or resulting know-how and inventions.
Risks Relating to Our Exposure to Litigation
We are exposed to potential product liability or similar claims, and insurance against these claims may not be available to us at a reasonable rate in the future.
Our business exposes us to potential liability risks that are inherent in the testing, manufacturing, marketing and commercial sale of human therapeutic products. Clinical trials involve the testing of product candidates on human subjects or volunteers under a research plan and carry a risk of liability for personal injury or death to patients due to unforeseen adverse side effects, improper administration of the product candidate, or other factors. Many of these patients are already seriously ill and are therefore particularly vulnerable to further illness or death. In addition, healthy volunteers in our indoximod clinical trial or our Ebola vaccine product candidate clinical trial may suffer, or perceive themselves to suffer, personal injury or death related to the product candidates and may initiate legal action against us.
We currently carry clinical trial liability insurance in the amount of $5.0 million in the aggregate for claims related to our product candidates other than our Ebola vaccine product candidate. We currently carry clinical trial liability insurance in the amount of $10.0 million in the aggregate for claims related to our Ebola vaccine product candidate. We additionally currently carry clinical trial coverage in lower aggregate amounts in local markets where our clinical trials are conducted on a selective, trial by trial basis. There can be no assurance that we will be able to maintain such insurance or that the amount of such insurance will be adequate to cover claims. We could be materially and adversely affected if we were required to pay damages or incur defense costs in connection with a claim outside the scope of indemnity or insurance coverage, if the indemnity is not performed or enforced in accordance with its terms, or if our liability exceeds the amount of applicable insurance. In addition, there can be no assurance that insurance will continue to be available on terms acceptable to us, if at all, or that if obtained, the insurance coverage will be sufficient to cover any potential claims or liabilities. Similar risks would exist upon the commercialization or marketing of any future products by us or our collaborators.
On December 9, 2014, the United States Department of Health and Human Services declared our Ebola vaccine product candidate covered under the Public Readiness and Emergency Preparedness Act. This declaration provides immunity under U.S. law against legal claims related to the manufacturing, testing, development, distribution and administration of our vaccine candidate. It does not generally provide immunity for a claim brought in a court outside the United States.
Regardless of their merit or eventual outcome, product liability claims may result in:

•	decreased demand for our product;

•	injury to our reputation and significant negative media attention;

•	withdrawal of clinical trial volunteers;

•	costs of litigation;

•	distraction of management; and

•	substantial monetary awards to plaintiffs.
We are involved in a securities class-action litigation and are at risk of additional similar litigation in the future that could divert management’s attention and adversely affect our business and could subject us to significant liabilities.
In the past, securities class action litigation has often been brought against a company following periods of volatility in the market price of securities. We are a party to securities class action litigation as described in Part II, Item 1 of our Quarterly Report on Form 10-Q for the period ended June 30, 2017 under the heading “Legal Proceedings.” The defense of this litigation may increase our expenses and divert our management’s attention and resources and any unfavorable outcome could have a material adverse effect on our business and results of operations. Any adverse determination in this litigation, or any amounts paid to settle this litigation could require that we make significant payments. In addition, we may in the future be the target of other securities class actions or similar litigation.

Risks Related to Ownership of Our Common Stock and this Offering
The market price of our common stock may be highly volatile, and could decline significantly.
The trading price of our common stock is likely to be highly volatile and could be subject to wide fluctuations in price in response to various factors, many of which are beyond our control, including those described elsewhere in this “Risk Factors” section of this this prospectus and the following:

•	new products, product candidates or new uses for existing products introduced or announced by our strategic collaborators, or our competitors, and the timing of these introductions or announcements;

•	actual or anticipated results from and any delays in our clinical trials, as well as results of regulatory reviews relating to the approval of our product candidates;

•
variations in the level of expenses related to any of our product candidates or clinical development programs, including those relating to the timing of invoices from, and other billing practices of, our clinical research organizations and clinical trial sites;

•	expenses related to, or our ability or perceived ability to secure, an adequate supply of any future products approved for commercial sale;

•	the results of our efforts to discover, develop, acquire or in-license additional product candidates or products;

•	disputes or other developments relating to proprietary rights, including patents, litigation matters and our ability to obtain patent protection for our technologies;

•	announcements by us or our competitors of significant acquisitions, strategic collaborations, joint ventures and capital commitments;

•	the commercial or clinical success or failure, or perceived success or failure, of our collaborators, including Genentech, Merck and AstraZeneca;

•	additions or departures of key scientific or management personnel;

•	conditions or trends in the biotechnology and biopharmaceutical industries;

•
media attention, or changes in media attention, given to cancer and cancer treatment, the recent Ebola epidemic and efforts to develop treatments and vaccines for Ebola, or any other condition or disease that our product candidates are being developed to treat;

•	actual or anticipated changes in earnings estimates, development timelines or recommendations by securities analysts;

•	actual and anticipated fluctuations in our quarterly operating results;

•	the financial projections we may provide to the public, and any changes in these projections or our failure to meet these projections;

•	deviations from securities analysts’ estimates or the impact of other analyst rating downgrades by any securities analysts who follow our common stock;

•	other events or factors, including those resulting from political uncertainty, war, incidents of terrorism, natural disasters or responses to these events;

•	changes in accounting principles;

•	discussion of us or our stock price by the financial and scientific press and in online investor communities;

•
general economic and market conditions and other factors that may be unrelated to our operating performance or the operating performance of our competitors, including changes in market valuations of similar companies; and

•	sales of common stock by us or our stockholders in the future, as well as the overall trading volume of our common stock.
In addition, the stock market in general and the market for biotechnology and biopharmaceutical companies in particular have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. These broad market and industry factors may seriously harm the market price of our common stock, regardless of our operating performance. In the past, following periods of volatility in the market, securities class-action litigation has often been instituted against companies. We are currently party to the securities class action litigation described in Part II, Item 1 of our Quarterly Report on Form 10-Q for the period ended June 30, 2017 under the heading “Legal Proceedings.” This litigation and others like it that could be brought against us in the future could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business and financial condition.

Our principal stockholders and management own a significant percentage of our stock and will be able to exercise significant influence over matters subject to stockholder approval.
As of June 30, 2017, our executive officers, directors and principal stockholders, together with their respective affiliates, owned approximately 59.7% of our common stock, including shares subject to outstanding options that are exercisable within 60 days after June 30, 2017. These stockholders will be able to exert a significant degree of influence over our management and affairs and over matters requiring stockholder approval, including the election of our Board of Directors, future issuances of our common stock or other securities, declarations of dividends on our common stock and approval of other significant corporate transactions. This concentration of ownership could have the effect of delaying or preventing a change in our control or otherwise discouraging a potential acquirer from attempting to obtain control of us, which in turn could have a material and adverse effect on the fair market value of our common stock. In addition, sales of shares beneficially owned by executive officers and directors and their affiliates could be viewed negatively by third parties and have a negative impact on our stock price. Moreover, we cannot assure you as to how these shares may be distributed and subsequently voted.
We incur significant costs as a result of operating as a public company, and our management is required to devote substantial time to meet compliance obligations.
As a public company, we incur significant legal, accounting and other expenses to comply with reporting requirements of the Securities Exchange Act of 1934, or the Exchange Act, the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, as well as rules subsequently implemented by the SEC and The NASDAQ Global Market. Meeting the requirements of these rules and regulations entails significant legal and financial compliance costs, makes some activities more difficult, time-consuming or costly and may also place undue strain on our personnel, systems and resources. Our management and other personnel devote a substantial amount of time to these compliance requirements. In addition, these rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified people to serve on our Board of Directors, our board committees or as executive officers.
Failure to achieve and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on our ability to produce accurate financial statements and on our stock price.
Pursuant to Section 404 of the Sarbanes-Oxley Act, we are required to publish a report by our management on our internal control over financial reporting. To achieve compliance with Section 404, we have engaged in a process to document and evaluate our internal control over financial reporting, which has been both costly and challenging. To maintain compliance on an ongoing basis, we will need to dedicate internal resources, engage outside consultants and adopt a detailed work plan. Despite our effort, there is a risk that neither we nor our independent registered public accounting firm will be able to conclude that our internal control over financial reporting is effective as required by Section 404. This could result in an adverse reaction in the financial markets due to a loss of confidence in the reliability of our financial statements.
We do not expect to pay any cash dividends for the foreseeable future. Investors may never obtain a return on their investment.
You should not rely on an investment in our common stock to provide dividend income. We do not anticipate that we will pay any cash dividends to holders of our common stock in the foreseeable future. Instead, we plan to retain any earnings to maintain and expand our existing operations. In addition, any future debt financing arrangement may contain terms prohibiting or limiting the amount of dividends that may be declared or paid on our common stock. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any return on their investment. As a result, investors seeking only cash dividends should not purchase our common stock.
Provisions in our certificate of incorporation, our by-laws or Delaware law might discourage, delay or prevent a change in control of our company or changes in our management and, therefore, depress the trading price of our common stock.
Provisions of our certificate of incorporation, our by-laws or Delaware law may have the effect of deterring unsolicited takeovers or delaying or preventing a change in control of our company or changes in our management, including transactions in which our stockholders might otherwise receive a premium for their shares over then current market prices. In addition, these provisions may limit the ability of stockholders to approve transactions that they may deem to be in their best interest. These provisions include:

•	the division of our Board of Directors into three classes with staggered, three-year terms;

•	advance notice requirements for stockholder proposals and nominations;

•	the inability of stockholders to call special meetings;

•	limitations on the ability of stockholders to remove directors or amend our by-laws; and

•
the ability of our Board of Directors to designate the terms of and issue new series of preferred stock without stockholder approval, which could include the right to approve an acquisition or other change in our control or could be used to institute a rights plan, also known as a poison pill, that would work to dilute the stock ownership of a potential hostile acquirer, likely preventing acquisitions that have not been approved by our Board of Directors.

In addition, Section 203 of the Delaware General Corporation Law prohibits a publicly-held Delaware corporation from engaging in a business combination with an interested stockholder, generally a person that together with its affiliates owns, or within the last three years has owned, 15% of our voting stock, for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner.
The existence of the foregoing provisions and anti-takeover measures could limit the price that investors might be willing to pay in the future for shares of our common stock. They could also deter potential acquirers of our company, thereby reducing the likelihood that you could receive a premium for your common stock in an acquisition.
Our ability to use our net operating loss carryforwards and certain other tax attributes is limited by Sections 382 and 383 of the Internal Revenue Code.
Sections 382 and 383 of the Internal Revenue Code limit a corporation’s ability to utilize its net operating loss carryforwards and certain other tax attributes (including research credits) to offset any future taxable income or tax if the corporation experiences a cumulative ownership change of more than 50% over any rolling three-year period. State net operating loss carryforwards (and certain other tax attributes) may be similarly limited. A Section 382 ownership change can therefore result in significantly greater tax liabilities than a corporation would incur in the absence of such a change, and any increased liabilities could adversely affect the corporation’s business, results of operations, financial condition and cash flow.
Based on Section 382 ownership change analyses, we believe that, from our inception through December 31, 2016, we experienced Section 382 ownership changes in September 2001 and March 2003, and BPS experienced Section 382 ownership changes in January 2006 and January 2011. These ownership changes limited our ability to utilize federal net operating loss carryforwards and certain other tax attributes that accrued prior to the respective ownership changes of us and our subsidiaries and may continue to limit our ability to utilize such attributes in the future.
Additional ownership changes may occur in the future as a result of events over which we will have little or no control, including purchases and sales of our equity by our 5% stockholders, the emergence of new 5% stockholders, additional equity offerings or redemptions of our stock or certain changes in the ownership of any of our 5% stockholders.
If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.
The trading market for our common stock will depend in part on the research and reports that securities or industry analysts publish about us or our business. If one or more of the analysts who covers us downgrades our stock or publishes inaccurate or unfavorable research about our business, our stock price would likely decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, demand for our stock could decrease, which could cause our stock price and trading volume to decline.
If you purchase our common stock in this offering, you will incur immediate and substantial dilution in the book value of your investment. You will experience further dilution if we issue additional equity securities in future fundraising transactions.
Since the price per share of our common stock being offered is substantially higher than the net tangible book value per share of our common stock, you will suffer substantial dilution with respect to the net tangible book value of the common stock you purchase in this offering. Based on an assumed public offering price of $10.39 per share (the last reported sale price for our common stock on The NASDAQ Global Market on October 2, 2017) and our net tangible book value as of June 30, 2017, if you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of $6.01 per share with respect to the net tangible book value of the common stock. See the section entitled “Dilution” for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

In addition, we have a significant number of stock options outstanding. To the extent that outstanding stock options have been or may be exercised or other shares issued, investors purchasing our common stock in this offering may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders or result in downward pressure on the price of our common stock.
The sale of a substantial number of shares may adversely affect the market price of our common stock.
The sale of a substantial number of shares of our common stock in the public market, or the perception that such sales could occur, could significantly and negatively affect the market price of our common stock. As of June 30, 2017, we had 75,000,000 shares of our common stock authorized for issuance and 29,281,301 shares of our common stock outstanding. In addition, as of June 30, 2017, we had reserved approximately 8,790,979 shares of our common stock for future issuance pursuant to our equity incentive plans, employee stock purchase plan, outstanding options and unvested restricted stock units. Issuing additional shares could negatively affect the market price of our common stock and the return on your investment.
Our executive officers and directors have agreed that, subject to certain exceptions, during the period ending 90 days after the date of this prospectus supplement, they will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, shares of our common stock or any securities convertible into or exchangeable for our common stock, without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated, which may release any of the securities subject to these lock-up agreements at any time without notice.
We have broad discretion in the use of the net proceeds from this offering and we may not use them effectively.
Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section titled “Use of Proceeds,” and you will be relying on the judgment of our management regarding the application of these proceeds. You will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. Our management might not apply the net proceeds or our existing cash in ways that ultimately increase the value of your investment. If we do not invest or apply the net proceeds from this offering or our existing cash in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline. Pending their use, we intend to use the net proceeds from the offering to fund our research and development efforts to further advance our pipeline of product candidates, including the continued clinical development of indoximod, and for working capital and other general corporate purposes. These investments may not yield a favorable return to our stockholders. See “Use of Proceeds.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, the documents incorporated by reference and any free writing prospectus that we have authorized for use in connection with this offering contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. These statements relate to our business, financial condition, results of operations and prospects, as well as our plans, objectives and expectations for our business, financial condition, results of operations and prospects. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “should,” “target,” “will,” “would,” and other similar expressions that are predictions or indicate future events and future trends, or the negative of these terms or other comparable terminology. These forward-looking statements include, but are not limited to, statements about:

•	our plans to develop and commercialize our product candidates, including indoximod;

•	the timing of the release of data from ongoing clinical studies;

•	the timing for completion of enrollment and outcomes of our ongoing clinical studies;

•	the timing of and our ability to obtain and maintain regulatory approvals for our product candidates;

•	the clinical utility of our product candidates;

•	our plans to leverage our existing technologies to discover and develop additional product candidates;

•	our ability to quickly and efficiently identify and develop product candidates;

•	our commercialization, marketing and manufacturing capabilities and strategy;

•	our intellectual property position;

•	the potential benefits of strategic collaboration agreements and our ability to enter into strategic arrangements;

•
our estimates regarding expenses, future revenues, capital requirements, needs for additional financing and the period through which we anticipates the proceeds of this offering and our existing cash, cash equivalents and investments will be sufficient to enable us to fund our operations;

•	our use of proceeds from this offering; and

•	other risks and uncertainties, including those listed under the section of this prospectus supplement titled "Risk Factors."
These forward-looking statements are based on management’s current expectations, estimates, forecasts, and projections about our business and the industry in which we operate and involve known and unknown risks, uncertainties, and other factors that are in some cases beyond our control. As a result, any or all of our forward-looking statements in this prospectus supplement may turn out to be inaccurate and our actual results could differ materially from those discussed in our forward-looking statements for many reasons. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under “Risk Factors” and elsewhere in this prospectus. Potential investors are urged to consider these factors carefully in evaluating the forward-looking statements. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Given these risks and uncertainties, you are cautioned not to rely on such forward-looking statements as predictions of future events. However, you should review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this prospectus supplement. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

USE OF PROCEEDS
We estimate the net proceeds to us from this offering will be approximately $42.2 million, or approximately $48.5 million if the underwriters exercise in full their option to purchase additional shares of common stock, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.
We intend to use the net proceeds from this offering to fund our research and development efforts to further advance our pipeline of product candidates, including the continued clinical development of indoximod, and for working capital and other general corporate purposes. Based on our planned use of the net proceeds from this offering and our existing cash, cash equivalents and investments, we expect that such funds will be sufficient to enable us to fund our operations into the second quarter of 2020. We have based this estimate on assumptions that may prove to be incorrect, and we could use our available capital resources sooner than we currently expect.
This expected use of our net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our drug candidate development, the status of and results from clinical trials, as well as any collaborations that we may enter into with third parties for our drug candidates, and any unforeseen cash needs.
Due to the uncertainties inherent in the clinical development and regulatory approval process, it is difficult to estimate with certainty the exact amounts of the net proceeds from this offering that may be used for the above purposes. As such, our management will retain discretion over the use of the net proceeds from this offering and investors will be relying on the judgment of our management regarding the application of the proceeds from this offering. Pending the use of the proceeds from this offering, we intend to invest the net proceeds in short-term, interest-bearing, investment-grade securities, certificates of deposit or government securities.

DIVIDEND POLICY
We have never declared or paid any cash dividends on our capital stock. We anticipate that we will retain all of our future earnings, if any, for use in the operation and expansion of our business and do not anticipate paying cash dividends in the foreseeable future.

PRICE RANGE OF COMMON STOCK
Our common stock trades on The NASDAQ Global Market under the symbol "NLNK." The following table sets forth, for the periods indicated, the high and low sales prices per share of our common stock as reported on The NASDAQ Global Market.

Year Ended December 31, 2015:	High	Low
First quarter	$57.63	$31.70
Second quarter	$58.73	$36.02
Third quarter	$56.16	$34.11
Fourth quarter	$46.34	$31.56

Year Ended December 31, 2016:	High	Low
First quarter	$35.86	$15.68
Second quarter	$20.21	$9.23
Third quarter	$15.40	$9.70
Fourth quarter	$16.59	$10.32

Year Ended December 31, 2017:	High	Low
First quarter	$24.85	$10.18
Second quarter	$25.17	$5.90
Third quarter	$19.30	$6.25
Fourth quarter (through October 2)	$10.65	$10.05

On October 2, 2017, the last reported sale price of our common stock on The NASDAQ Global Market was $10.39 per share. As of June 30, 2017, we had 88 record holders of our common stock. The actual number of stockholders is greater than this number of record holders, and includes stockholders who are beneficial owners, but whose shares are held in street name by brokers and other nominees. This number of holders of record also does not include stockholders whose shares may be held in trust by other entities.

DILUTION
If you invest in our common stock in this offering, your interest will be diluted immediately to the extent of the difference between the public offering price per share you will pay in this offering and the as adjusted net tangible book value per share of our common stock after this offering. As of June 30, 2017, our historical net tangible book value was approximately $102.6 million, or $3.50 per share. Net tangible book value is total tangible assets less total liabilities. Net tangible book value per share is net tangible book value divided by the total number of shares of our common stock outstanding as of June 30, 2017.
After giving effect to the sale of $50,000,000 of shares of our common stock in this offering at an assumed public offering price of $10.39 per share, which was the last reported sale price of our common stock on The NASDAQ Global Market on October 2, 2017, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2017 would have been approximately $149.5 million, or $4.38 per share. This represents an immediate increase in net tangible book value of $0.88 per share to existing stockholders and immediate dilution in net tangible book value of $6.01 per share to investors purchasing our common stock in this offering. Dilution per share to new investors is determined by subtracting as adjusted net tangible book value per share after this offering from the public offering price per share paid by new investors. The following table illustrates this per share dilution to the new investors purchasing shares of common stock in this offering without giving effect to the option to purchase additional shares granted to the underwriters:

Assumed public offering price per share		$10.39
Net tangible book value per share as of June 30, 2017	$3.50
Increase in net tangible book value per share attributable to investors purchasing our common stock in this offering	$0.88
As adjusted net tangible book value per share as of June 30, 2017 after giving effect to this offering		$4.38
Dilution per share to investors purchasing our common stock in this offering		$6.01

The as adjusted information discussed above is illustrative only and will depend on the actual public offering price and other terms of this offering determined at pricing. A $1.00 increase (decrease) in the assumed public offering price of $10.39 per share, which was the last reported sale price of our common stock on The NASDAQ Global Market on October 2, 2017, would increase (decrease) dilution per share to new investors by approximately $0.94 after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.
If the underwriters exercise their option to purchase $7,500,000 of additional shares in full at the assumed public offering price of $10.39 per share, the last reported sale price of our common stock on The NASDAQ Global Select Market on October 2, 2017, the as adjusted net tangible book value will increase to $4.50 per share, representing an immediate increase to existing stockholders of $1.00 per share and an immediate dilution of $5.89 per share to new investors. If any shares are issued upon exercise of outstanding options at prices below the assumed public offering price, you will experience further dilution.
The discussion and table above are based on 29,281,301 shares of our common stock outstanding as of June 30, 2017, and excludes the following, in each case as of such date:

•	53,426 shares of our common stock held in treasury;

•	7,667,926 shares of our common stock issuable upon the exercise of outstanding stock options having a weighted-average exercise price of $14.28 per share;

•	196,209 shares of our common stock issuable upon vesting of outstanding restricted stock units;

•
806,050 shares of our common stock reserved for future issuance under our 2009 Equity Incentive Plan, as well as any automatic increases in the number of shares of our common stock reserved for future issuance under this plan;

•	120,784 shares of our common stock reserved for future issuance under our 2010 Employee Stock Purchase Plan; and

•	1,940,656 shares of our common stock sold pursuant to our Controlled Equity OfferingSM sales agreement with Cantor Fitzgerald & Co. subsequent to June 30, 2017.
To the extent that any of these shares are issued upon exercise of outstanding options or vesting of restricted stock units, investors purchasing our common stock in this offering will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES
TO NON-U.S. HOLDERS OF OUR COMMON STOCK
The following discussion describes the material U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock acquired in this offering by Non-U.S. Holders (as defined below). This discussion does not address all aspects of U.S. federal income taxes that may be relevant to Non-U.S. Holders in light of their particular circumstances, nor does it address any U.S. federal estate or gift tax, any state, local or non-U.S. tax consequences or U.S. federal tax consequences other than income taxes. Rules different from those described below may apply to certain Non-U.S. Holders that are subject to special treatment under the Code such as financial institutions, insurance companies, tax-exempt organizations, tax-qualified retirement plans, broker-dealers and traders in securities, commodities or currencies, U.S. expatriates, "controlled foreign corporations," "passive foreign investment companies," corporations that accumulate earnings to avoid U.S. federal income tax, persons that hold our common stock as part of a "straddle," "conversion transaction," or other risk reduction strategy, holders deemed to sell our common stock under the constructive sale provisions of the Code, holders who are subject to the alternative minimum tax or the Medicare contribution tax, partnerships and other pass-through entities, and investors in such pass-through entities or entities that are treated as disregarded entities for U.S. federal income tax purposes (regardless of their places of organization or formation). Such Non-U.S. Holders are urged to consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them. Furthermore, the discussion below is based upon the provisions of the Code, and Treasury regulations, published administrative pronouncements, rulings and judicial decisions thereunder as of the date hereof. Such authorities may be repealed, revoked or modified, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those discussed below. We have not requested a ruling from the U.S. Internal Revenue Service, or IRS, with respect to the statements made and the conclusions reached in the following summary. This discussion assumes that the Non-U.S. Holder holds our common stock as a "capital asset" within the meaning of Section 1221 of the Code (generally, property held for investment).
The following discussion is for general information only and is not tax advice for any Non-U.S. Holders under their particular circumstances. Persons considering the purchase of our common stock pursuant to this offering should consult their own tax advisors concerning the U.S. federal income tax consequences of acquiring, owning and disposing of our common stock in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction, including any state, local and non-U.S. tax consequences and any U.S. federal non-income tax consequences.
For the purposes of this discussion, a "Non-U.S. Holder" is, for U.S. federal income tax purposes, a beneficial owner of our common stock that is not a U.S. Holder. A "U.S. Holder" means a beneficial owner of our common stock that is for U.S. federal income tax purposes (a) an individual who is a citizen or resident of the United States, (b) a corporation or other entity treated as a corporation that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source or (d) a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person. Also, entities that are treated as partnerships for U.S. federal income tax purposes and their equity holders (regardless of their place of organization or formation) are not addressed by this discussion and are, therefore, not considered to be Non-U.S. Holders for the purposes of this discussion.
Distributions on Our Common Stock
Distributions, if any, made on our common stock to a Non-U.S. Holder generally will constitute dividends for U.S. tax purposes to the extent made out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles) and any such dividends will generally be subject to withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. To obtain a reduced rate of withholding under a treaty, a Non-U.S. Holder generally will be required to provide us with a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E or other appropriate form, certifying the Non-U.S. Holder's entitlement to benefits under that treaty. In the case of a Non-U.S. Holder that is an entity, Treasury regulations and the relevant tax treaty (if any) provide rules to determine whether, for purposes of determining the applicability of a tax treaty, dividends will be treated as paid to the entity or to those holding an interest in that entity. If a Non-U.S. Holder holds stock through a financial institution or other agent acting on the holder's behalf, the holder will be required to provide appropriate documentation to such agent. The holder's agent will then be required to provide such certification to us, either directly or through other intermediaries. If you are eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty, you should consult with your own tax advisor to determine if you are able to obtain a refund or credit if any excess amount is withheld by timely filing an appropriate claim for a refund with the IRS.
We generally are not required to withhold tax on dividends paid to a Non-U.S. Holder that are effectively connected with the Non-U.S. Holder's conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment that such holder maintains in the United States) if a properly executed IRS Form W-8ECI, stating that the dividends are so connected, is furnished to us (or, if stock is held through a financial institution or other agent, to such agent). In general, such effectively connected dividends will be subject to U.S. federal income tax, on a net income basis at the regular graduated rates, unless a specific treaty exemption applies. A corporate Non-U.S. Holder receiving effectively connected dividends may also be subject to an additional "branch profits tax," which is imposed, under certain circumstances, at a rate of 30% (or such lower rate as may be specified by an applicable treaty) on the corporate Non-U.S. Holder's effectively connected earnings and profits, subject to certain adjustments.
To the extent distributions on our common stock, if any, exceed our current and accumulated earnings and profits, they will first reduce your adjusted basis in our common stock as a non-taxable return of capital, but not below zero, and then any excess will be treated as gain and taxed in the same manner as gain realized from a sale or other disposition of our common stock as described in the next section.
For additional withholding rules that may apply to distributions paid to certain Non-U.S. Holders, see the discussions below regarding backup withholding and foreign accounts.
Gain on Disposition of Our Common Stock
Subject to the discussion below regarding backup withholding and foreign accounts, a Non-U.S. Holder generally will not be subject to U.S. federal income tax with respect to gain realized on a sale or other disposition of our common stock unless (a) the gain is effectively connected with a trade or business of such holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment that such holder maintains in the United States), (b) the Non-U.S. Holder is a nonresident alien individual and is present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are met, or (c) we are or have been a "United States real property holding corporation," or a USRPHC, within the meaning of Code Section 897(c)(2) at any time within the shorter of the five-year period preceding such disposition or such holder's holding period.
If you are a Non-U.S. Holder described in (a) above, you will be required to pay tax on the net gain derived from the sale at regular graduated U.S. federal income tax rates, unless a specific treaty exemption applies, and corporate Non-U.S. Holders described in (a) above may be subject to the additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. If you are an individual Non-U.S. Holder described in (b) above, you will be required to pay a flat 30% tax on the gain derived from the sale, which gain may be offset by U.S. source capital losses (even though you are not considered a resident of the United States), provided you have timely filed U.S. federal income tax returns with respect to such losses. With respect to (c) above, in general, we would be a USRPHC if interests in U.S. real property constituted (by fair market value) at least half of our assets. We believe that we are not, and do not anticipate becoming a USRPHC; however, there can be no assurance that we will not become a USRPHC in the future. Even if we are or were treated as a USRPHC, gain realized by a Non-U.S. Holder on a disposition of our common stock would not be subject to U.S. federal income tax so long as (1) the Non-U.S. Holder owned, directly, indirectly and constructively, no more than 5% of our common stock at all times within the shorter of (a) the five-year period preceding the disposition or (b) the holder's holding period and (2) our common stock is regularly traded on an established securities market. There can be no assurance that our common stock will continue to qualify as regularly traded on an established securities market.
Information Reporting Requirements and Backup Withholding
Generally, we or certain financial middlemen must report information to the IRS with respect to any dividends we pay on our common stock including the amount of any such dividends, and the amount, if any, of tax withheld. Pursuant to tax treaties or certain other agreements, the IRS may make its reports available to tax authorities in the recipient's country of residence.
Dividends paid by us (or our paying agents) to a Non-U.S. Holder may also be subject to U.S. backup withholding. U.S. backup withholding generally will not apply to a Non-U.S. Holder who provides a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E or other certification as to its non-U.S. status or otherwise establishes an exemption.
Under current U.S. federal income tax law, U.S. information reporting and backup withholding requirements generally will apply to the proceeds of a disposition of our common stock effected by or through a U.S. office of any broker, U.S. or non-U.S., unless the holder provides a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E or other certification as to its non-U.S. status or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding requirements will not apply to a payment of disposition proceeds to a Non-U.S. Holder where the transaction is effected outside the United States through a non-U.S. office of a non-U.S. broker. For information reporting purposes, certain brokers with substantial U.S. ownership or operations will generally be treated in a manner similar to U.S. brokers.
If backup withholding is applied to you, you should consult with your own tax advisor to determine if you are able to obtain a tax refund or credit with respect to the amount withheld.
Foreign Accounts
A U.S. federal withholding tax of 30% may apply to dividends and the gross proceeds of a disposition of our common stock paid to a foreign financial institution (as specifically defined by applicable rules), including when the foreign financial institution holds our common stock on behalf of a Non-U.S. Holder, unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which may include certain equity holders of such institution, as well as certain account holders that are foreign entities with U.S. owners). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these withholding and reporting requirements may be subject to different rules. This U.S. federal withholding tax of 30% will also apply to dividends and the gross proceeds of a disposition of our common stock paid to a non-financial foreign entity unless such entity provides the withholding agent with either a certification that it does not have any substantial direct or indirect U.S. owners or provides information regarding its substantial direct and indirect U.S. owners of the entity. The withholding tax described above will not apply if the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from the rules. Under certain circumstances, a Non-U.S. Holder might be eligible for refunds or credits of such taxes. Holders are encouraged to consult with their own tax advisors regarding the possible implications of this withholding tax on their investment in our common stock.
The withholding provisions described above generally apply currently to payments of dividends and will apply to payments of gross proceeds from a sale or other disposition of our common stock after December 31, 2018.
EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAW, AS WELL AS TAX CONSEQUENCES ARISING UNDER ANY STATE, LOCAL, NON-U.S. OR U.S. FEDERAL NON-INCOME TAX LAWS.

UNDERWRITING
Merrill Lynch, Pierce, Fenner & Smith Incorporated and Stifel, Nicolaus & Company, Incorporated are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of shares of common stock set forth opposite its name below.

Number
Underwriter	of Shares
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Stifel Nicolaus & Company, Incorporated
Robert W. Baird & Co. Incorporated
Total

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.
The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Commissions and Discounts
The representatives have advised us that the underwriters propose initially to offer the shares to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $ per share. After the initial offering, the public offering price, concession or any other term of the offering may be changed.
The following table shows the public offering price, underwriting discount and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional shares.

	Per Share	Without Option	With Option
Public offering price	$	$	$
Underwriting discount	$	$	$
Proceeds, before expenses, to us	$	$	$

The expenses of the offering, not including the underwriting discount, are estimated at $150,000 and are payable by us. We have also agreed to reimburse the underwriters for certain of their expenses, in an amount of up to $15,000, incurred in connection with the review and clearance by the Financial Industry Regulatory the terms of this offering, as set forth in the underwriting agreement.
Option to Purchase Additional Shares
We have granted an option to the underwriters, exercisable for 30 days after the date of this prospectus supplement, to purchase up to $7,500,000 of additional shares at the public offering price, less the underwriting discount. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional shares proportionate to that underwriter’s initial amount reflected in the above table.

No Sales of Similar Securities
We, our executive officers and directors have agreed not to sell or transfer any common stock or securities convertible into, exchangeable for, exercisable for, or repayable with common stock, for 90 days after the date of this prospectus supplement without first obtaining the written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated. Specifically, we and these other persons have agreed, with certain limited exceptions, not to directly or indirectly

•	offer, pledge, sell or contract to sell any common stock,

•	sell any option or contract to purchase any common stock,

•	purchase any option or contract to sell any common stock,

•	grant any option, right or warrant for the sale of any common stock,

•	lend or otherwise dispose of or transfer any common stock,

•	request or demand that we file a registration statement related to the common stock, or

•
enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any common stock whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise.

This lock-up provision applies to common stock and to securities convertible into or exchangeable or exercisable for or repayable with common stock. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.
NASDAQ Global Market Listing
The shares are listed on The NASDAQ Global Market under the symbol “NLNK.”
Price Stabilization, Short Positions
Until the distribution of the shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our common stock. However, the representatives may engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix or maintain that price.
In connection with the offering, the underwriters may purchase and sell our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares described above. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option granted to them. “Naked” short sales are sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares of common stock made by the underwriters in the open market prior to the completion of the offering.
Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on The NASDAQ Global Market, in the over-the-counter market or otherwise.
Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Passive Market Making
In connection with this offering, underwriters and selling group members may engage in passive market making transactions in the common stock on the Nasdaq Global Market in accordance with Rule 103 of Regulation M under the

Exchange Act during a period before the commencement of offers or sales of common stock and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded. Passive market making may cause the price of our common stock to be higher than the price that otherwise would exist in the open market in the absence of those transactions. The underwriters and dealers are not required to engage in passive market making and may end passive market making activities at any time.
Electronic Distribution
In connection with the offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.
Other Relationships
Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
European Economic Area
In relation to each member state of the European Economic Area, no offer of ordinary shares which are the subject of the offering has been, or will be made to the public in that Member State, other than under the following exemptions under the Prospectus Directive:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the Representatives for any such offer; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of ordinary shares referred to in (a) to (c) above shall result in a requirement for the Company or any Representative to publish a prospectus pursuant to Article 3 of the Prospectus Directive, or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.
Each person located in a Member State to whom any offer of ordinary shares is made or who receives any communication in respect of an offer of ordinary shares, or who initially acquires any ordinary shares will be deemed to have represented, warranted, acknowledged and agreed to and with each Representative and the Company that (1) it is a “qualified investor” within the meaning of the law in that Member State implementing Article 2(1)(e) of the Prospectus Directive; and (2) in the case of any ordinary shares acquired by it as a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, the ordinary shares acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Member State other than qualified investors, as that term is defined in the Prospectus Directive, or in circumstances in which the prior consent of the Representatives has been given to the offer or resale; or where ordinary shares have been acquired by it on behalf of persons in any Member State other than qualified investors, the offer of those ordinary shares to it is not treated under the Prospectus Directive as having been made to such persons.
The Company, the Representatives and their respective affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgments and agreements.
This prospectus supplement has been prepared on the basis that any offer of shares in any Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares. Accordingly any person making or intending to make an offer in that Member State of shares which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for the

Company or any of the Representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the Representatives have authorized, nor do they authorize, the making of any offer of shares in circumstances in which an obligation arises for the Company or the Representatives to publish a prospectus for such offer.
For the purposes of this provision, the expression an “offer of ordinary shares to the public” in relation to any ordinary shares in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the ordinary shares to be offered so as to enable an investor to decide to purchase or subscribe the ordinary shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (as amended) and includes any relevant implementing measure in each Member State.
The above selling restriction is in addition to any other selling restrictions set out below.
Notice to Prospective Investors in the United Kingdom
In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.
Notice to Prospective Investors in Switzerland
The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (“FINMA”), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to Prospective Investors in the Dubai International Financial Centre
This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia
No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Hong Kong
The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan
The shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

(a)	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b)	where no consideration is or will be given for the transfer;

(c)	where the transfer is by operation of law;

(d)	as specified in Section 276(7) of the SFA; or

(e)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Notice to Prospective Investors in Canada
The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

The validity of the issuance of our common stock offered hereby will be passed upon for us by Cooley LLP, Broomfield, Colorado. Certain legal matters in connection with this offering will be passed upon for the underwriters by Latham & Watkins LLP, New York, New York.
EXPERTS

The consolidated financial statements of NewLink Genetics Corporation and subsidiaries as of December 31, 2016 and 2015, and for each of the years in the three-year period ended December 31, 2016, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2016 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act, of which this prospectus supplement and the accompanying prospectus form a part. The rules and regulations of the SEC allow us to omit from this prospectus certain information included in the registration statement. For further information about us and the securities we are offering under this prospectus supplement and the accompanying prospectus, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. With respect to the statements contained in this prospectus supplement and the accompanying prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement.
We file reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information from the Public Reference Room of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The documents incorporated by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future information filed (rather than furnished) with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act between the date of this prospectus supplement and the termination of this offering; provided, however, that we are not incorporating any information furnished under Item 2.02 or Item 7.01 of any current report on Form 8-K:

•	our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 6, 2017;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017 and June 30, 2017, filed with the SEC on May 5, 2017 and August 3, 2017, respectively;

•
our Current Reports on Form 8-K filed with the SEC on January 5, 2017, March 1, 2017, March 20, 2017, April 4, 2017, May 17, 2017 (at 16:19:16 ET), May 17, 2017 (at 17:12:35 ET), May 18, 2017, June 2, 2017, June 5, 2017, June 8, 2017, June 23, 2017, July 10, 2017, July 17, 2017, July 27, 2017, July 28, 2017, September 7, 2017, September 25, 2017 and October 2, 2017;

•
the information specifically incorporated by reference into our 2016 Annual Report on Form 10-K, referred to above, from our definitive proxy statement relating to our 2017 annual meeting of stockholders, filed with the SEC on March 31, 2017; and

•
the description of our common stock set forth in our registration statement on Form 8-A filed with the SEC on November 8, 2011, including any amendments thereto or reports filed for the purpose of updating such description.

These documents may also be accessed on our website at www.linkp.com. Except as otherwise specifically incorporated by reference in this prospectus supplement, information contained in, or accessible through, our website is not a part of this prospectus supplement.
We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to NewLink Genetics Corporation, Attention: Legal Department, 2503 South Loop Drive, Ames Iowa 50010, telephone: (515) 296-5555.

PROSPECTUS

$250,000,000
Common Stock
Preferred Stock
Debt Securities
Warrants

From time to time, we may offer and sell up to $250,000,000 of any combination of the securities described in this prospectus, either individually or in combination with other securities. We also may offer common stock or preferred stock upon conversion of debt securities, common stock upon conversion of preferred stock, or common stock, preferred stock or debt securities upon the exercise of warrants.
We will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference, before buying any of the securities being offered.
Our common stock is listed on The NASDAQ Global Market under the trading symbol "NLNK." On June 23, 2015, the last reported sale price of our common stock was $46.73 per share. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on The NASDAQ Global Market or other securities exchange of the securities covered by the applicable prospectus supplement.
INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING "RISK FACTORS" CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND IN ANY FREE WRITING PROSPECTUS WE HAVE AUTHORIZED FOR USE IN CONNECTION WITH A SPECIFIC OFFERING, AND UNDER SIMILAR HEADINGS IN THE DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS AS DESCRIBED ON PAGE 8.
THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution" in this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The date of this prospectus is July 28, 2015.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a "shelf" registration process. Under this shelf registration process, we may offer and sell shares of our common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or in combination with other securities, in one or more offerings, up to a total dollar amount of $250,000,000. This prospectus provides you with a general description of the securities we may offer.
Each time we offer securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to read carefully this prospectus, any applicable prospectus supplement and any free writing prospectus we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading "Incorporation of Certain Information by Reference," before buying any of the securities being offered.
This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.
You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectus we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different or additional information. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.
The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled "Where You Can Find More Information."

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading "Risk Factors" contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

NewLink Genetics Corporation
Overview

We are a biopharmaceutical company focused on bringing novel immuno-oncology medicines to patients with cancer. Our portfolio includes biologic and small-molecule immuno-oncology product candidates intended to treat a wide range of oncology indications. Our biologic product candidates are based on our proprietary HyperAcute® immuno-oncology technology, which is designed to stimulate the human immune system. Our small-molecule product candidates are focused on breaking the immune system's tolerance to cancer. We believe that our immuno-oncology technologies have the potential to lead to multiple product candidates, targeting a wide range of oncology indications that could be used either alone or in combination with other therapies. In addition, we have licensed and are developing technologies to address infectious diseases, including our rVSV-EBOV vaccine product candidate for the Ebola virus.

Our lead product candidate, algenpantucel-L or HyperAcute Pancreas, is being studied in two randomized Phase 3 clinical trials. The first trial, IMPRESS (IMmunotherapy for Pancreatic REsectable cancer Survival Study) has completed enrollment of 722 patients with surgically resected pancreatic cancer and is being performed under a Special Protocol Assessment, or SPA, with the United States Food and Drug Administration, or the FDA. A second Phase 3 trial, PILLAR (Pancreatic Immunotherapy with algenpantucel-L for Locally Advanced non-Resectable disease), is currently enrolling patients. We initiated these trials based on encouraging Phase 2 data that suggest potential to improve both disease-free and overall survival. Algenpantucel-L has received Fast Track and Orphan Drug designations from the FDA and Orphan Medicinal Product designation from the European Commission for the adjuvant treatment of patients with surgically-resected pancreatic cancer. The primary endpoint for our IMPRESS trial with algenpantucel-L for patients with surgically-resected pancreatic cancer is overall survival. As determined by the SPA, the first interim analysis was conducted when 222 deaths were reported for the study, which occurred during the first quarter of 2014. As part of this planned interim analysis, the independent data safety monitoring committee, or DSMC, met to review available patient data. As anticipated, following its review, the DSMC recommended that the study should proceed as planned, without modification. The second interim analysis was completed during the second quarter of 2015. For the second interim analysis, the DSMC reviewed available patient data and recommended the study proceed without modification to final analysis. This second DSMC data analysis followed 333 patient events, as planned, and the study is powered to show an improvement in overall survival after the planned 442 events. Our additional HyperAcute product candidates in clinical development include tergenpumatucel-L or HyperAcute Lung, dorgenmeltucel-L or HyperAcute Melanoma, and other potential indications. To date, our HyperAcute immuno-oncology platform product candidates have been administered to more than 700 patients with cancer, either as a monotherapy or in combination with other treatments and have been shown to be generally well tolerated with limited grade 3/4 adverse events.

Our HyperAcute immuno-oncology platform consists of novel biologic products designed to stimulate the patient's immune system to recognize and attack cancer cells. HyperAcute product candidates are composed of human cancer cell lines that are tumor specific, but not patient specific. These cells have been modified to express alpha-Gal, a carbohydrate for which humans have preexisting immunity. These alpha-Gal-modified cancer cells stimulate a human immune response against cancer cells. The objective of HyperAcute immunotherapies is to elicit an antitumor response by "educating" the immune system to attack a patient’s own cancer cells. HyperAcute immunotherapies do not require any tissue from individual patients and use intact whole cells rather than cell fragments or purified proteins. We believe these unique properties of HyperAcute products have the potential to result in the stimulation of a robust immune response.

In addition to our HyperAcute platform, we have an active drug discovery and clinical development program focused on the IDO (indoleamine-2,3-dioxygenase) and TDO (tryptophan-2,3-dioxygenase) pathways. Our IDO/TDO pathway inhibitors represent a key class of immune checkpoint inhibitors that we believe have the potential to be breakthrough approaches to cancer therapy. In October 2014, we entered into an exclusive worldwide license and collaboration agreement with Genentech, Inc., a member of the Roche Group, or Genentech, for the development and commercialization of GDC-0919, one of the Company's IDO pathway inhibitors, and a research collaboration for the discovery of next generation IDO and TDO pathway inhibitors, or the Genentech Agreement. Under the terms of the Genentech Agreement, we received an upfront non-refundable payment of $150 million in November 2014. We may be eligible to receive in excess of $1 billion in milestone payments based on achievement of certain predetermined milestones as well as escalating double-digit royalties on potential commercial sales of multiple products by Genentech. Genentech will fund future research, development, manufacturing and commercialization costs. Genentech will also provide us research funding for support of the research collaboration. We will continue to pursue development activities associated with NLG919 in combination with our novel HyperAcute vaccine platform. We retain the option for co-promotion rights for NLG919 and potential next generation IDO/TDO compounds in the U.S.

Our proprietary IDO pathway inhibitor, indoximod, is in multiple Phase 1 and Phase 2 clinical trials for the treatment of patients with breast, prostate, pancreas, melanoma and brain cancers.

Our small molecule IDO pathway inhibitor drug candidates are designed to counteract immunosuppressive effects of the IDO pathway, a fundamental mechanism regulating immune response. IDO pathway inhibitors are another class of immune checkpoint inhibitors akin to the recently developed antibodies targeting CTLA-4, PD-1 and PD-L1 that represent potential breakthrough approaches to cancer therapy. The IDO pathway regulates immune response by suppressing T-cell activation which enables local tumor immune escape. Recent studies have demonstrated that the IDO pathway is active in many cancers, both within tumor cells as a direct defense against T-cell attack, and also within antigen presenting cells in tumor draining lymph nodes whereby this pathway promotes peripheral tolerance to tumor associated antigens (TAAs). When hijacked by developing cancers in this manner, the IDO pathway may facilitate the survival, growth, invasion and metastasis of malignant cells whose expression of TAAs might otherwise be recognized and attacked by the immune system. We have a number of active programs directed at synthesizing inhibitors that are potential anti-cancer compounds and which could function individually or in combination with IDO inhibition.

Our infectious disease business researches and develops vaccines to control the spread of emerging lethal viruses and infectious diseases, improve the efficacy of existing vaccines and provide rapid-response prophylactic and therapeutic treatment for pathogens most likely to enter the human population through pandemics or acts of bioterrorism. We have two core technologies, each of which can be leveraged into the infectious disease or biodefense fields.

The first technology is a replication-competent recombinant vesicular stomatitis virus, or rVSV, an advanced vaccine technology developed for the Ebola and Marburg viruses. The rVSV-EBOV vaccine candidate was originally developed by the Public Health Agency of Canada and utilizes the rVSV vector to induce immunity against Ebola and Marburg viruses when replacing the VSV glycoprotein with corresponding glycoproteins from filoviruses. In November 2014, we entered into an exclusive, worldwide license and collaboration agreement, or the Merck Agreement, with Merck, Sharpe and Dohme Corp., or Merck, to develop and potentially commercialize our rVSV-EBOV (Ebola) vaccine product candidate. Under the Merck Agreement, we received an upfront payment of $30 million in October 2014, and in February 2015 we received a milestone payment of $20 million. We have the potential to earn royalties on sales of the vaccine in certain countries, if the vaccine is approved and if Merck successfully commercializes it. Clinical trials have begun in West Africa which have the potential to develop the data necessary to support the approval of our Ebola vaccine product candidate by the FDA.

The second technology is our HyperAcute platform, which we are using to focus on enhancing vaccines for infectious diseases. We have been investigating HyperAcute recombinant vaccine product candidates using H1N1, H5N1 and H7N9 influenza viruses in animal experiments. Other HyperAcute recombinant infectious disease vaccines are currently under investigation.

Our profits in the first three months of 2015 were primarily the result of a $20 million milestone payment from Merck in February 2015 and the recognition of deferred income related to large payments received in connection with the Genentech and Merck licensing transactions we entered into in 2014. We do not expect any similar transactions in 2015. We expect our losses to increase over the next several years as we advance our product candidates through late-stage clinical trials, pursue regulatory approval of our product candidates, and expand our commercialization activities in anticipation of one or more of our product candidates receiving marketing approval.

On October 25, 2011, we filed a Certificate of Amendment of our Restated Certificate of Incorporation with the Secretary of State of Delaware effecting a 2.1-for-one reverse split of our common stock. All share and per share amounts have been retroactively restated where applicable in the accompanying financial statements and notes for all periods presented.

Company Information

We were incorporated in Delaware on June 4, 1999 and commenced operations on that date. Our principal executive office is located at 2503 South Loop Drive, Ames, Iowa 50010 and our telephone number is (515) 296-5555. Our website address is www.newlinkgenetics.com. The information contained on, or that can be accessed through, our website is not part of this prospectus.

NewLink Genetics®  and HyperAcute®  are registered trademarks of NewLink Genetics Corporation. This prospectus may also include other registered and unregistered trademarks of NewLink Genetics Corporation and other persons. Registered trademarks and tradenames may appear in this prospectus without an accompanying "®" designation.

The Securities We May Offer

We may offer shares of our common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or in combination with other securities, with a total value of up to $250,000,000 from time to time under this prospectus, together with the applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of any offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:
•
designation or classification;
•
aggregate principal amount or aggregate offering price;
•
maturity date, if applicable;
•
original issue discount, if any;
•
rates and times of payment of interest or dividends, if any;
•
redemption, conversion, exercise, exchange or sinking fund terms, if any;
•
ranking;
•
restrictive covenants, if any;
•
voting or other rights, if any;
•
conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange; and
•
material or special U.S. federal income tax considerations, if any.

The applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities to or through agents or underwriters, we will include in the applicable prospectus supplement:

•
the names of those agents or underwriters;
•
applicable fees, discounts and commissions to be paid to them;
•
details regarding over-allotment options, if any; and
•
the net proceeds to us.

Common Stock. We may issue shares of our common stock from time to time. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to receive ratably such dividends as may be declared by our board of directors out of legally available funds. Upon our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption provisions applicable to our common stock. In this prospectus, we have summarized certain general features of the common stock under “Description of Capital Stock-Common Stock.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to any common stock being offered.

Preferred Stock. We may issue shares of our preferred stock from time to time, in one or more series. Under our certificate of incorporation, our board of directors has the authority to designate up to 5,000,000 shares of preferred stock, $0.01 par value per share, in one or more series and to fix the privileges, preferences and rights of each series of preferred stock, any or all of which may be greater than the rights of the common stock. If we sell any new series of preferred stock under this prospectus and any applicable prospectus supplement, our board of directors will determine the designations, voting powers, preferences and rights of the preferred stock being offered, as well as the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, preemptive rights, terms of redemption or repurchase, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series. Preferred stock may be convertible into our common stock or other securities of ours, or may be exchangeable for debt securities. Conversion may be mandatory or at the holder’s option and would be at prescribed conversion rates. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of the certificate of designation that describes the terms of the series of preferred stock that we are offering before the issuance of the related series of preferred stock. In this prospectus, we have summarized certain general features of the preferred stock under “Description of Capital Stock-Preferred Stock.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Debt Securities. We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank at least equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Convertible debt securities will be convertible into or exchangeable for our common stock or our other securities. Conversion may be mandatory or at the holder’s option and would be at prescribed conversion rates.

The debt securities will be issued under an indenture that we will enter into with a national banking association or other eligible party, as trustee. In this prospectus, we have summarized certain general features of the debt securities under “Description of Debt Securities.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indenture and any supplemental indentures that contain the terms of the debt securities. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

Warrants. We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or in combination with common stock, preferred stock and/or debt securities. In this prospectus, we have summarized certain general features of the warrants under “Description of Warrants.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the particular series of warrants being offered, as well as the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the warrants. We have filed the forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants that we may offer as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants.

Warrants may be issued under a warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if any, in the applicable prospectus supplement relating to a particular series of warrants.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before you make a decision to invest in our securities, you should consider carefully the risks described in the section entitled “Risk Factors” contained in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the SEC, as well as any amendment or update thereto reflected in subsequent filings with the SEC or in any Current Report on Form 8-K we may file. If any of these risks actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our securities to decline and you may lose part or all of your investment. Moreover, the risks described are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business, operating results, prospects or financial condition.

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement (or any free writing prospectus that we may authorize to be delivered to you) and the documents we have filed with the SEC that are incorporated by reference herein contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. All statements, other than statement of historical fact, are forward-looking statements, including, but not limited to, statements about:

•	our plans to develop and commercialize our product candidates;

•	our ongoing and planned preclinical studies and clinical trials, including the outcomes of both our Phase 3 clinical trials for our algenpantucel-L cancer immunotherapy;

•	the timing of completion of enrollment and outcomes of our other ongoing clinical studies;

•	the timing of and our ability to obtain and maintain regulatory approvals for our product candidates;

•	the clinical utility of any future products;

•	our plans to leverage our existing technologies to discover and develop additional product candidates;

•	our ability to quickly and efficiently identify and develop product candidates;

•	our commercialization, marketing and manufacturing capabilities and strategy;

•	our intellectual property position;

•	the potential benefits of strategic collaboration agreements and our ability to enter into strategic arrangements; and

•	our estimates regarding expenses, future revenues, capital requirements and needs for additional financing.

In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "could," "would," "expects," "plans," "anticipates," "believes," "estimates," "projects," "predicts," "potential," or the negative of these terms or other similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These statements reflect our current views with respect to future events, are based on assumptions and are subject to substantial risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Discussions containing these forward-looking statements may be found, among other places, under the heading "Risk Factors" contained in the applicable prospectus supplement, in any free writing prospectus we may authorize for use in connection with a specific offering, and under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operation” in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, and under the heading "Business" in our most recent Annual Report on Form 10-K as well as any amendments to the foregoing reflected in subsequent filings with the SEC, each incorporated by reference herein in its entirety. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. If our forward-looking statements prove to be inaccurate, the inaccuracy may be material. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. You should read this prospectus and the applicable prospectus supplement, together with the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

FINANCIAL RATIOS

Our net losses were inadequate to cover fixed charges for years ended 2010 through 2013. Accordingly, the following table sets forth the dollar amount of the coverage deficiency. In the years that ended with a deficiency, ratio information is not applicable. Amounts shown are in thousands.

	Year Ended December 31,					Three Months Ended March 31, 2015
	2010	2011	2012	2013	2014
Ratio of earnings to fixed charges(1)	N/A	N/A	N/A	N/A	276x	101x
Coverage deficiency	$(16,031)	$(17,845)	$(23,047)	$(30,762)	$—	$—
(1) The ratio of earnings to fixed charges was computed by dividing earnings by fixed charges. For this purpose, earnings are defined as pre-tax income or loss from continuing operations plus fixed charges. Fixed charges consist of interest expense, amortization of debt discount, and an estimate of the amount of interest included in rental expense (calculated as one third of rent expense).

USE OF PROCEEDS

Except as described in any applicable prospectus supplement or in any free writing prospectus we have authorized for use in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities under this prospectus, if any, for working capital and general corporate purposes, including regulatory, clinical trial, research and development, pre-commercial, general and administrative and manufacturing expenses. We will set forth in the prospectus supplement applicable to a specific offering our intended use for the net proceeds received from the sale of any securities in that offering.
The amounts and timing of our use of the net proceeds from any offerings hereunder will depend on a number of factors, such as the timing and progress of our research and development efforts, the timing of regulatory approval of our product candidates, if any, the timing and progress of any partnering and collaboration efforts, technological advances and the competitive environment for our product candidates. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from offerings hereunder. Accordingly, our management will have broad discretion in the timing and application of these proceeds. Pending application of the net proceeds as described above, we intend to temporarily invest the proceeds in short-term, interest-bearing instruments.

DESCRIPTION OF SECURITIES

DESCRIPTION OF CAPITAL STOCK

General
As of the date of this prospectus, our amended and restated certificate of incorporation, as amended, or the Restated Certificate, authorizes us to issue 75,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share. As of June 25, 2015, 28,642,600 shares of common stock were outstanding and no shares of preferred stock were outstanding. On October 25, 2011, we effected a reverse stock split of our common stock, whereby each 2.1 outstanding shares of our common stock were combined into one share of our common stock. All share numbers and prices per share in this prospectus, other than descriptions of historical issuances, reflect the consummation of such reverse stock split.
The following summary description of our capital stock is based on the provisions of our Restated Certificate, our amended and restated bylaws, or the Bylaws, and applicable provisions of the General Corporation Law of the State of Delaware, or the Delaware General Corporation Law. This information may not be complete in all respects and is qualified entirely by reference to the applicable provisions of our Restated Certificate, our Bylaws and the Delaware General Corporation Law. For information on how to obtain copies of our Restated Certificate and Bylaws, which are exhibits to the registration statement of which this prospectus is a part, see "Where You Can Find More Information."

Common Stock
Voting Rights.    Each holder of common stock is entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors, other than any amendment to the Restated Certificate that relates solely to the terms of one or more outstanding series of preferred stock, except as otherwise required by law. Our Restated Certificate and our Bylaws do not provide for cumulative voting rights. Because of this, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose.

Dividends.    Subject to preferences that may be applicable to any then outstanding preferred stock, the holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.

Liquidation.    In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock.

Rights and Preferences.    Holders of common stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.

Fully paid and Nonassessable.    All of our outstanding shares of common stock are, and the shares of common stock to be issued in this offering will be, upon our receipt of the purchase price for such shares, fully paid and nonassessable.

Preferred Stock
Pursuant to our Restated Certificate, our board of directors has the authority, without further action by our stockholders, to issue up to 5,000,000 shares of preferred stock, $0.01 par value per share, in one or more series, to establish from time to time the number of shares to be included in each such series, and to determine or alter for each such series the voting powers, full or limited, or no voting powers, and the designations, preferences and relative participating, optional or other rights and the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, preemptive rights, terms of redemption and repurchase, liquidation preferences and sinking fund terms, any or all of which may be greater than the rights of the common stock. Preferred stock may be convertible into our common stock or other securities of ours, or may be exchangeable for debt securities. Conversion may be mandatory or at the holder’s option and would be at prescribed conversion rates. Because our board of directors, without stockholder approval, can issue preferred stock with voting, conversion or other rights, preferred stock could be issued quickly with terms calculated to delay or prevent a change in control of our company or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of the common stock and may adversely affect the voting power of holders of common stock and reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation.
Our board of directors will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of each series that we sell under this prospectus and applicable prospectus supplements in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description will include, if applicable:

•	the title and stated value;

•	the number of shares we are offering;

•	the liquidation preference per share;

•	the purchase price per share;

•	the dividend rate per share, dividend period and payment dates and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or market;

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whether the preferred stock will be convertible into our common stock or other securities of ours, including warrants, and, if applicable, the conversion period, the conversion price, or how it will be calculated, and under what circumstances it may be adjusted;

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whether the preferred stock will be exchangeable for debt securities, and, if applicable, the exchange period, the exchange price, or how it will be calculated, and under what circumstances it may be adjusted;

•	voting rights, if any, of the preferred stock;

•	preemptive rights, if any;

•	restrictions on transfer, sale or other assignment, if any;

•	a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

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any limitations on issuances of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred stock.
When we issue shares of preferred stock under this prospectus, upon our receipt of the purchase price for such shares, the shares will be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.
Unless we specify otherwise in the applicable prospectus supplement, the preferred stock will rank, with respect to dividends and upon our liquidation, dissolution or winding up:

•	senior to all classes or series of our common stock and to all of our equity securities ranking junior to the preferred stock;

•	on a parity with all of our equity securities the terms of which specifically provide that the equity securities rank on a parity with the preferred stock; and

•	junior to all of our equity securities the terms of which specifically provide that the equity securities rank senior to the preferred stock.
The term "equity securities" does not include convertible debt securities.
The Delaware General Corporation Law provides that the holders of any class or series of preferred stock will have the right to vote separately as a class on any proposed amendment to the Restated Certificate that would alter or change the powers, preferences or special rights of the holders of such class or series of preferred stock so as to affect them adversely. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

Stock Options and Restricted Stock Units
As of June 25, 2015, there were 8,722,134 shares of common stock reserved for issuance under our equity incentive, non-employee director stock award and employee stock purchase plans. Of this number, 5,517,866 shares were reserved for issuance upon exercise of outstanding options and 223,249 shares were reserved for issuance upon the vesting of outstanding restricted stock units.

Anti-Takeover Effects of Provisions of Delaware Law and Our Charter Documents
Charter Documents. Our Restated Certificate and Bylaws contain provisions that could discourage potential takeover attempts and that could delay or prevent changes in control or our management, which could adversely affect the market place of our common stock.
Among other things, our Restated Certificate and our Bylaws provide for the following:
Our board of directors may issue up to 5,000,000 shares of preferred stock, with such rights, preferences and privileges as the board of directors may designate, including the right to approve an acquisition or other change in our control.
The personal liability for monetary damages of our directors to us and to our stockholders is limited to the fullest extent permitted by applicable law, including, without limitation, the Delaware General Corporation Law. This provision may reduce the likelihood of derivative litigation against directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their fiduciary duty.
Special meetings of stockholders may only be called by the board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors, the chairman of the board of directors, or the chief executive officer. In addition, our Bylaws establish procedures, including requirements for advance written notice and the form and content for stockholder notices, with regard to the nomination of candidates for election as directors and stockholder proposals. These provisions may delay or preclude stockholders from bringing matters before a meeting of stockholders or from making nominations for directors at a meeting of stockholders, which could delay or deter takeover attempts or changes in management.
The board of directors is divided into three classes of directors, with each class serving staggered three-year terms. As a result, approximately one-third of the board of directors will be elected each year. The classified board provision could have the effect of discouraging a third party from making a tender offer or attempting to obtain control of us. In addition, the classified board provision could delay stockholders who do not agree with the policies of the board of directors from removing a majority of the board of directors for two years.
Our Restated Certificate does not provide for cumulative voting for our directors. The absence of cumulative voting may make it more difficult for stockholders owning less than a majority of our stock to elect any directors to our board of directors. In addition, directors may be removed only for cause, and removal requires the affirmative vote of the holders of 66 2/3% of our voting stock.
Subject to the rights of the holders of any outstanding series of our preferred stock, all vacancies, including newly created directorships, may, except as otherwise required by law, be filled only by the affirmative vote of a majority of our directors then in office, even if less than a quorum, unless the board of directors determines by resolution that any such vacancies will be filled by the stockholders. In addition, the authorized number of directors may be changed only by resolution of our board of directors.
Stockholders are permitted to amend our Bylaws only upon receiving at least 66 2/3% of the votes entitled to be cast by holders of all outstanding shares then entitled to vote generally in the election of directors, voting together as a single class.

Delaware Law. We are subject to Section 203 of the Delaware General Corporation Law. Section 203 generally prohibits a public Delaware corporation such as us from engaging in a "business combination" with an "interested stockholder" for a period of three years following the time that the stockholder became an interested stockholder, unless:

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prior to the time the stockholder became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares of voting stock outstanding (a) shares owned by persons who are directors and also officers and (b) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
at or subsequent to the time the stockholder became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

For purposes of Section 203, a “business combination” is defined broadly to include a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. In general and subject to certain exceptions, Section 203 defines an interested stockholder as any entity or person beneficially owning, together with his or her affiliates or associates, 15% or more of the outstanding voting stock of the corporation.

Although Section 203 permits us to elect not to be governed by its provisions, we have not made this election. As a result of the application of Section 203, potential acquirers of us may be discouraged from attempting to effect an acquisition transaction with us, thereby possibly depriving holders of our securities of certain opportunities to sell or otherwise dispose of such securities at above-market prices pursuant to such transactions.

Transfer Agent and Registrar
The transfer agent and registrar for the common stock is Computershare Shareowners Services, LLC. The transfer agent for any series of preferred stock that we may offer under this prospectus will be named and described in the prospectus supplement for that series.

Listing on the NASDAQ Global Market
Our common stock is listed on the NASDAQ Global Market under the symbol “NLNK.”

DESCRIPTION OF DEBT SECURITIES
We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.
We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.
The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General
The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.
We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.
We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the title of the series of debt securities;

•	any limit upon the aggregate principal amount that may be issued;

•	the maturity date or dates;

•	the form of the debt securities of the series;

•	the applicability of any guarantees;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

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if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

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the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

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if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

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the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder's option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

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any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

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whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

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if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders' option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

•	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

•	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

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additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

•	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

•	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

•	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

•	whether interest will be payable in cash or additional debt securities at our or the holders' option and the terms and conditions upon which the election may be made;

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the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

•	any restrictions on transfer, sale or assignment of the debt securities of the series; and

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any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights
We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale
Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default under the Indenture
Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

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if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

•
if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

•
if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.
The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.
Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•
subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request;

•	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

•
the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.
We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver
We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

•	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

•	to comply with the provisions described above under “Description of Debt Securities-Consolidation, Merger or Sale;”

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•
to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

•
to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

•
to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities-General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of any debt securities of any series;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge
Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	provide for payment;

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	pay principal of and premium and interest on any debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the trustee;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer
We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.
At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.
Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.
We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•
issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee
The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents
Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.
We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.
All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law
The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.
DESCRIPTION OF WARRANTS
The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. However, no prospectus supplement shall fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus or as an exhibit to a report that we file with the SEC.

General
We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•
in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•
in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreements and warrants may be modified;

•	any material or special U.S. federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•
in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•
in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants
Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. Eastern Time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.
Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants
Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the "holders" of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as "indirect holders" of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders
We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary's book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.
Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.
As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary's book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders
We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in "street name." Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.
For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders
Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.
For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations for Indirect Holders
If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	the performance of third party service providers;

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders' consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary's rules and procedures will affect these matters.
Global Securities
A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.
Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, DTC will be the depositary for all securities issued in book-entry form.
A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under the section entitled "Special Situations When a Global Security Will Be Terminated" in this prospectus. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.
If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities
The rights of an indirect holder relating to a global security will be governed by the account rules of the investor's financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.
If securities are issued only in the form of a global security, an investor should be aware of the following:

•
an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•
an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•
an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary's policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor's interest in a global security;

•
we and any applicable trustee have no responsibility for any aspect of the depositary's actions or for its records of ownership interests in a global security, nor do we or any applicable trustee supervise the depositary in any way;

•
the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•
financial institutions that participate in the depositary's book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated
In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.
Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:

•
if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.
The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the applicable prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:
•at a fixed price or prices, which may be changed;
•at market prices prevailing at the time of sale;
•at prices related to such prevailing market prices; or
•at negotiated prices.
A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of the underwriters, if any;

•	the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents' or underwriters' compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.
Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.
If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.
We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.
We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.
We may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.
All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.
Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.
Any underwriters that are qualified market makers on The NASDAQ Global Market may engage in passive market making transactions in the common stock on The NASDAQ Global Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker's bid, however, the passive market maker's bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.
In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and the applicable prospectus supplement.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon for us by Cooley LLP, Broomfield, Colorado.

EXPERTS

The consolidated financial statements of NewLink Genetics Corporation and subsidiaries as of December 31, 2014 and 2013, and for each of the years in the three-year period ended December 31, 2014, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2014 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act. You should rely only on the information contained in this prospectus or incorporated by reference. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically. You may also read and copy any document we file at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. You can find additional information about the company at our website, http://www.newlinkgenetics.com.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to "incorporate by reference" information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-35342):

•	our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 16, 2015;

•	our Quarterly Report on Form 10-Q for the three months ended March 31, 2015, filed with the SEC on May 11, 2015;

•	our Current Reports on Form 8-K filed with the SEC on the following dates in 2015: January 6, February 19, February 26, March 13, April 17, May 5, May 6 and May 29;

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the information specifically incorporated by reference into our 2014 Annual Report on Form 10-K, referred to above, from our definitive proxy statement relating to our 2015 annual meeting of stockholders, filed with the SEC on March 19, 2015; and

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the description of our common stock set forth in our registration statement on Form 8-A filed with the SEC on November 8, 2011, including any amendments thereto or reports filed for the purpose of updating such description.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities covered by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.
We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to John B. Henneman, III, Chief Financial Officer, NewLink Genetics Corporation, 2503 South Loop Drive, Ames Iowa 50010, telephone: (515) 296-5555.

$50,000,000

Common Stock
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PROSPECTUS SUPPLEMENT
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BofA Merrill Lynch
Stifel
Baird

, 2017